LOAN AND SECURITY AGREEMENT


            This Agreement (as hereinafter defined) is made effective this 7th day of February, 2000 by and between Airport Systems International, Inc. ("ASI"), DCI, Inc. ("DCI") (collectively, jointly and severally, the "Borrower") and Bank of America, N.A. ("LENDER").

                             PRELIMINARY STATEMENTS

            (A) On January 3, 2000, ASI entered into an agreement to purchase all of the stock of DCI (the "ACQUISITION").

            (B) ASI and DCI each have existing notes, loans, indebtedness, extensions of credit and credit facilities with Bank of America, all as more particularly described on EXHIBIT E hereof ("EXISTING LOANS").

            (C) In order to refinance and restate the Existing Loans, facilitate the Acquisition, to provide working capital to Borrower, for real estate purposes and to provide letters of credit to Borrower from time to time, Borrower has requested (i) loans from Lender to Borrower on a revolving basis in the amount of $8,000,000; (ii) term loans from Lender to Borrower in the amount of $1,178,000; and (iii) an irrevocable direct-pay letter of credit facility in the amount of $2,599,572.60.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and among the parties hereto as follows:


                             ARTICLE 1 - DEFINITIONS

            Section 1.1 DEFINITIONS.

            For the purposes of this Agreement:

            "ACCOUNT DEBTOR" means a Person who is obligated on a Receivable.

            "ACQUIRE", as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

            "AFFILIATE" means, with respect to a Person, (a) any executive officer, director, employee or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, executive officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other equity interest of such

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Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other equity interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

            "AGREEMENT" means this Agreement, including the Exhibits and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

            "AGREEMENT DATE" means the date as of which this Agreement is dated.

            "ASI RECEIVABLE" means a Receivable owed to ASI.

            "ASSETS" means all assets of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

            "AVAILABILITY" means, as of the date of determination, the aggregate amount of Revolving Credit Loans available to be borrowed by the Borrower hereunder in accordance with SECTION 2A.1 less the sum of the outstanding principal balance of all Revolving Credit Loans hereunder as of such date.

            "BENEFIT PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

            "BOND DOCUMENTS" means any and all documentation evidencing, describing or relating to the Bonds.

            "BOND LETTER OF CREDIT" means that certain Irrevocable Direct Pay Letter of Credit issued by the Lender for the benefit of the Borrower (as successor in interest to KHC of Lenexa, L.L.C.) in connection with DCI's obligations under that certain Lease between the City of Lenexa, Kansas and Borrower (as successor in interest to KHC of Lenexa, L.L.C.) dated as of September 1, 1998 with reference to those certain City of Lenexa, Kansas Variable Rate Demand Industrial Development Revenue Bonds (DCI, Inc. Project) Series 1998 (the "BONDS").

            "BORROWER" means Airport Systems International, Inc. and DCI, Inc., collectively, jointly and severally. All references herein to "Borrower" shall be deemed to mean each of ASI and DCI individually, as applicable, and ASI and DCI jointly; and all representations by "Borrower" herein shall be deemed to mean each of ASI and DCI individually, as applicable, and ASI and DCI jointly.

            "BORROWING BASE" means at any time, the sum of the Revolving Credit Loan A Borrowing Base and the Revolving Credit Loan B Borrowing Base.


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

            "BORROWING BASE B CERTIFICATE" means a certificate in the form of EXHIBIT B attached hereto.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in Kansas City, Missouri are authorized to close.

            "BUSINESS UNIT" means the assets constituting the business, or a division or operating unit thereof, of any Person.

            "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

            "CAPITALIZED LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" means and includes all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                  (a)   all Receivables,

                  (b)   all Inventory,

                  (c)   all Equipment,

                  (d)   all Contract Rights,

                  (e)   all General Intangibles,

                  (f)   all Deposit Accounts,

                  (g)   all Real Estate

                  (h) all goods and other property, whether or not delivered,
      (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor

                                      -3-
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      or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

                  (i) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

                  (j) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

                  (k) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

                  (l) all cash deposited with the Lender or any Affiliate thereof or which the Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, and

                  (m) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

                  (o) all of the stock of DCI owned by ASI, such stock constituting 100% of the issued and outstanding stock of DCI.

                  "CONTRACT RIGHTS" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

                  "CURRENT RATIO" means the ratio of Borrower's current Assets to Borrower's current Liabilities measured at any given time.

                  "DCI RECEIVABLE" means a Receivable owed to DCI.

                  "DEFAULT" means any of the events specified in SECTION 11.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

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

                  "DEFAULT MARGIN" means 3%.

                  "DEBT SERVICE COVERAGE RATIO" means on a rolling basis for the immediately preceding four (4) quarters, the ratio of (i) Net Income (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), PLUS interest expense, PLUS depreciation and amortization deducted in determining net income for such period, OVER (ii) current principal maturities of long term debt (including without limitation all Subordinated Debt) and Capitalized Lease Obligations (including without limitation all payments by Borrower under the Bond Documents) paid or scheduled to be paid during such period, PLUS interest expense.

                  "DEPOSIT ACCOUNTS" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

                  "DISBURSEMENT ACCOUNT" means the account maintained by and in the name of the Borrower with the Lender for the purpose of disbursing Revolving Credit Loan proceeds and amounts credited thereto pursuant to SECTIONS 2A.3(C)(I)(B) and 7.1(B)(II).

                  "DOLLAR" and "$" means freely transferable United States dollars.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

                  "EBITDA" means, on a rolling basis for the immediately preceding four (4) quarters, Net Income (or Net Loss) PLUS interest expense, income tax expense, depreciation and amortization for such period determined by GAAP.

                  "EFFECTIVE DATE" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in SECTION
      4.1 shall have been fulfilled or waived by the Lender.

                  "EFFECTIVE INTEREST RATE" means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of
      SECTION 3.1(A), (B) and (C).

                  "ELIGIBLE EXPORT INVENTORY" means Inventory of ASI which would otherwise be Eligible Inventory but is not Eligible Inventory only because it is deemed Export Inventory by EXIMBANK or Lender for purposes of the EXIMBANK Financing Documents.

                  "ELIGIBLE EXPORT RECEIVABLE" means any Receivable of ASI which would otherwise be an Eligible Receivable but is not an Eligible Receivable only because it is (i) deemed a Export Receivable by EXIMBANK or Lender for purposes of the EXIMBANK

     Financing Documents and which Receivable (ii) may not meet the requirements of SUBSECTION (F) of the definition of Eligible Receivable.

                  "ELIGIBLE INVENTORY" means items of Inventory of the Borrower held for sale in the ordinary course of the business of the Borrower (but not including packaging or shipping materials or maintenance supplies) which are deemed by the Lender in the exercise of its sole but reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base as set forth herein. Unless otherwise approved in writing by the Lender, no Inventory shall be deemed to be Eligible Inventory unless it meets all of the following requirements: (a) such Inventory is owned by the Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien; (b) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the Borrower's business; (e) such Inventory is not obsolete or returned or repossessed or used goods taken in trade; (f) such Inventory is located at one of the locations listed in SCHEDULE 5.1(U);
      (g) such Inventory is in the possession and control of the Borrower and not any third party, or, if located in a warehouse or other facility leased by the Borrower, the warehouseman or lessor has delivered to the Lender a waiver and consent in form and substance satisfactory to the Lender; (h) such Inventory is not Export Inventory; and (i) such Inventory of ASI does not exceed twenty-five percent (25%) of all Inventory of ASI.

                  "ELIGIBLE RECEIVABLE" means the unpaid portion of a Receivable payable in Dollars to the Borrower net of any returns, discounts, claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement which is deemed by the Lender in the exercise of its sole but reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base as set forth herein. Unless otherwise approved in writing by the Lender, no Receivable shall be deemed an Eligible Receivable unless it meets all of the following requirements: (a) such Receivable is owned by the Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Account Debtor; (b) as to any DCI Receivable, such Receivable is not unpaid more than 60 days past its due date or more than 90 days after the date of the original invoice, and as to any ASI Receivable, such Receivable is not unpaid more than 90 days after the date of the original invoice; (c) such Receivable is not retainage; (d) such Receivable does not arise out of any transaction with any Subsidiary or Affiliate of the Borrower; (e) such Receivable does not arise out of any transaction with any creditor, lessor or supplier of the Borrower, including deposits, except that such Receivables described in this CLAUSE D which are otherwise Eligible Receivables but for this CLAUSE D will be deemed Eligible Receivables to the extent they exceed any accounts payable to such creditors, lessors or suppliers of Borrower; (f) such Receivable is not owing by an Account Debtor more than 25% of whose then-existing accounts owing to the Borrower do not meet the requirements set forth in CLAUSE B above; (g) the Account Debtor with respect to such Receivable is not located outside of the United States of America; (h) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Lender, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment; (i) the Borrower is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable; (j) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Lender's sole judgment, have a Materially Adverse Effect on such Account Debtor; (k) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (l) as to any DCI Receivable, such Receivable is not owing by an Account Debtor who or along with a group of affiliated Account Debtors has then-existing accounts owing to DCI which exceed in face amount 15% of DCI's total Eligible Receivables, except that otherwise Eligible Receivables owing to DCI by Phillips Plastics Corporation shall be Eligible Receivables provided that they do not exceed in face amount 35% of DCI's total Eligible Receivables, and as to any ASI Receivable, such Receivable is not owing by an Account Debtor who or along with a group of affiliated Account Debtors has then-existing accounts owing to ASI which exceed in face amount 40% of the ASI's total Eligible Receivables; (m) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Lender containing only terms normally offered by the Borrower, and dated no later than the date of shipment; (n) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the reasonable basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (o) such Receivable is not evidenced by chattel paper or an instrument of any kind, unless such chattel paper or instrument has been delivered and endorsed and/or assigned to the Lender; (p) if such Receivable arises from the performance of services, such services have been fully performed; and (q) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien.

                  "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

                  "EQUIPMENT" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  "EVENT OF DEFAULT" means any of the events specified in
      SECTION 11.1.

                  "EXIMBANK" means the Export-Import Bank of the United States.

                  "EXIMBANK FINANCING DOCUMENTS" means the Letter of Credit, Loan and Security Agreement by and between Lender and Borrower dated February 7, 2000 and attached hereto as EXHIBIT D together with each of the Financing Documents referred to therein.

                  "EXPORT INVENTORY" means Inventory which is specifically designated for sale to a non-U.S. Person and all Inventory deemed "Export Inventory" pursuant to the EXIMBANK Financing Documents.

                  "EXPORT RECEIVABLES" has the meaning assigned to it in the EXIMBANK Financing Documents.

                  "FINANCING STATEMENTS" means the Uniform Commercial Code financing statements executed and delivered by the Borrower to the Lender, naming the Lender as secured party and the Borrower as debtor, in connection with this Agreement.

                  "FIXED CHARGES" means, for any period, (a) Interest Expense, plus (b) payments of principal actually made with respect to Indebtedness, including payments with respect to Capitalized Leases.

                   "FUNDED DEBT RATIO" means Indebtedness for Money Borrowed (but specifically excluding Subordinated Debt) PLUS outstanding Letters of Credit OVER EBITDA.

                  "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

                  "GENERAL INTANGIBLES" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

                  "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

                  "GOVERNMENTAL AUTHORITY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "GUARANTY", "GUARANTEED" or to "GUARANTEE," as applied to any obligation of another Person shall mean and include

                  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                  (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations,
      (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or
      (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

            "INDEBTEDNESS" of any Person means, without duplication, (a) Liabilities, (b) all obligations for Money Borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of the Borrower (without duplication) the Loans.

            "INITIAL LOANS" means the Revolving Credit Loans, Term Loans made and Letters of Credit issued to the Borrower on the Effective Date.

            "INSTALLMENT PAYMENT DATE" means the fifteenth day of each month, commencing on March 15, 2000.

            "INTELLECTUAL PROPERTY" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

            "INTEREST EXPENSE" means interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

            "INTEREST PAYMENT DATE" means the fifteenth day of each calendar month commencing on March 15, 2000 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

            "INTEREST RATE PROTECTION AGREEMENT" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Associations, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including but not limited to any such obligations or liabilities under any Master Agreement.

            "INVENTORY" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process,
(c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

            "INVESTMENT" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in clauses (a), (b) or (c) above.

            "LENDER" means Bank of America, N.A., a national banking association, and its successors and assigns.

            "LENDER'S OFFICE" means the office of the Lender specified in or determined in accordance with the provisions of SECTION 12.1(C).

            "LENEXA PROPERTY" means that certain real property located at 15301 West 109th Street, Lenexa, Kansas 66219 as more particularly described in
SCHEDULE 5.1(B)(B) hereof.

            "LETTER OF CREDIT" means those letters of credit issued by Lender pursuant to paragraph SECTION 2C.1.

            "LETTER OF CREDIT OBLIGATIONS" means, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit except the Bond Letter of Credit; and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to a Loan hereunder.

            "LIABILITIES" means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP, including without limitation, Borrower's obligations under the Bond Documents.

            "LIABILITIES RATIO" means Liabilities PLUS outstanding Letters of Credit LESS Subordinated Debt OVER Tangible Net Worth. For purposes of this definition, the obligations of the Borrower under the Bond Documents will not be "double counted" with the Bond Letter of Credit Obligation.

            "LIEN" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid would by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

            "LOAN" means any Revolving Credit Loan or Term Loan, as well as all such Loans collectively.

            "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Security Documents and each other instrument, agreement and document executed and delivered by the Borrower in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby.

            "MATERIALLY ADVERSE EFFECT" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower or any of its Subsidiaries, (b) the respective ability of the Borrower or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

            "MAXIMUM CREDIT FACILITY" means Eleven Million, Seven Hundred Seventy-Seven Thousand, Five Hundred Seventy-Two and 60/100 Dollars ($11,777,572.60).

            "MONEY BORROWED" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of CLAUSE (F) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

            "NET INCOME" or "NET LOSS" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP.

            "NET WORTH" of any Person means the total shareholders' equity (including Subordinated Indebtedness, capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

            "NOTE" means each of the Revolving Credit Notes and the Term Notes, and "NOTES" means more than one of such notes.

            "NOTICE OF BORROWING" has the meaning set forth in SECTION 2A.2(A)(III).

            "OBLIGOR" means the Borrower, each party to the Security Documents (other than the Lender), and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Secured Obligations, including without limitation the Guarantor.

            "OLATHE PROPERTY" means that certain real property located at 14812 West 117th Street, Olathe, Kansas 66062 as more particularly described in
SCHEDULE 5.1(B)(B) hereof.

            "OPERATING LEASE" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

            "OVERLAND PARK PROPERTY" means that certain real property located at 11300 West 89th Street, Overland Park, Kansas 66214 as more particularly described in SCHEDULE 5.1(B)(B) hereof.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

            "PERMITTED INDEBTEDNESS FOR MONEY BORROWED" means (a) Permitted Purchase Money Indebtedness, and (b) Subordinated Indebtedness.

            "PERMITTED INVESTMENTS" means Investments of the Borrower in: (a) negotiable certificates of deposit, time deposits and banker's acceptances issued by the Lender or any Affiliate of the Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (c) sales on credit in the ordinary course of business on terms customary in the industry, and (d) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business.

            "PERMITTED LIENS" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with SECTION 8.4, and (ii) in the case of warehousemen or landlords controlling locations where Inventory is located, only if such liens have been waived or subordinated to the Security Interest in a manner satisfactory to the Lender; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Borrower's real estate, which in the sole but reasonable judgment of the Lender do not materially detract from the value of such real estate or impair the use thereof in the business of the Borrower; (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness; (e) Liens of the Lender arising under this Agreement and the other Loan Documents; (f) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower is fully protected by insurance (subject to a reasonable deductible) or in respect of which the Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of the Borrower; (g) Liens specifically described in and created by the Bond Documents; and (h) Liens with respect to the Subordinated Indebtedness.

            "PERMITTED PURCHASE MONEY INDEBTEDNESS" means Purchase Money Indebtedness secured only by Purchase Money Liens and Capitalized Lease Obligations, incurred by the Borrower after the Agreement Date, up to an aggregate amount outstanding at any time equal to $50,000.

            "PERSON" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

            "PRIME RATE" means during the period from the Effective Date through the last day of the month in which the Effective Date falls, the per annum rate of interest publicly announced by the Lender at its principal office as its "prime rate" as in effect on the Effective Date, and thereafter during each succeeding calendar month, means such "prime rate" as in effect on the last Business Day of the immediately preceding calendar month. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the first day of the month following the month in which such change was announced. The Prime Rate is a reference used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

            "PURCHASE MONEY INDEBTEDNESS" means Indebtedness created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

            "PURCHASE MONEY LIEN" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            "REAL PROPERTY" means all real property owned or leased by Borrower including without limitation, the Lenexa Property, Olathe Property and Overland Park Property.

            "RECEIVABLES" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (c) cash and non-cash proceeds of any of the foregoing.

            "RELATED COMPANY" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in CLAUSE (A) above or any partnership, trade or business described in clause (b) above.

            "RESTRICTED DISTRIBUTION" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

            "RESTRICTED PAYMENT" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

            "REVOLVING CREDIT FACILITY" means the facility for the Revolving Credit Loans in the principal sum of up to $8,000,000.

            "REVOLVING CREDIT LOANS" means loans made to the Borrower pursuant to SECTION 2A.1.

            "REVOLVING CREDIT LOAN A" means Revolving Credit Loans made to Borrower pursuant to the EXIMBANK Financing Documents.

            "REVOLVING CREDIT LOAN B" means Revolving Credit Loans made to Borrower pursuant to Section 2A.1(b).

            "REVOLVING CREDIT LOAN A AVAILABILITY" means, as of the date of determination, the amount of Revolving Credit Loans available to be borrowed by the Borrower pursuant to the EXIMBANK Financing Documents.

            "REVOLVING CREDIT LOAN B AVAILABILITY" means, as of the date of determination, the amount of Revolving Credit Loans available to be borrowed by the Borrower hereunder in accordance with SECTION 2A.1(B) LESS the sum of the aggregate outstanding principal balance of all Revolving Credit Loan B hereunder as of such date.

            "REVOLVING CREDIT LOAN A BORROWING BASE" means the Borrowing Base relating to Revolving Credit Loan A, all as further described in the EXIMBANK Financing Documents.

            "REVOLVING CREDIT LOAN B BORROWING BASE" means at any time an amount equal to the sum of:

                  (a) Eighty Percent (80%) (or such lesser percentage as the Lender may in its sole but reasonable discretion determine from time to time) of the face value of Eligible Receivables due and owing at such time (the "RECEIVABLE COMPONENT"), PLUS

                  (b) The least of (i) Fifty Percent (50%) (or such lesser percentage as the Lender may in its sole but reasonable discretion determine from time to time) of the lesser of cost or market value (computed on a first-in-first-out basis) of Eligible Inventory at such time; (ii) One Million, Three Hundred Thousand and No/100 Dollars ($1,300,000.00); and (iii) the Receivable Component, LESS

                  (c) Outstanding Letter of Credit Obligations for Letters of Credit issued pursuant to SECTION 2C.1(A).

            "REVOLVING CREDIT NOTES" means collectively Revolving Credit Note A and Revolving Credit Note B.

            "REVOLVING CREDIT NOTE A" means the promissory note made by the Borrower payable to the order of the Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of Revolving Credit Loan A made to it by the Lender in connection with the EXIMBANK Financing Documents.

            "REVOLVING CREDIT NOTE B" means the promissory note made by the Borrower payable to the order of the Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of Revolving Credit Loan B made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), substantially in the form of EXHIBIT A-2 hereto, with all blanks properly completed.

            "SCHEDULE OF EQUIPMENT" means a schedule delivered by the Borrower to the Lender pursuant to the provisions of SECTION 7.14(C).

            "SCHEDULE OF INVENTORY" means a schedule delivered by the Borrower to the Lender pursuant to the provisions of SECTION 7.14(B).

            "SCHEDULE OF RECEIVABLES" means a schedule delivered by the Borrower to the Lender pursuant to the provisions of SECTION 7.14(A).

            "SECURED OBLIGATIONS" means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on the Loans, and (b) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of the Borrower to the Lender or any Affiliate of the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money under or in respect of this Agreement, any Note or any of the other Loan Documents, including without limitation any Interest Rate Protection Agreements or similar arrangements.

            "SECURITY DOCUMENTS" means each of (a) the Financing Statements, and
(b) each other writing executed and delivered by any Person securing the Secured Obligations or evidencing such security.

            "SECURITY INTEREST" means the Liens of the Lender on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

            "SUBORDINATED INDEBTEDNESS" means (a) Indebtedness evidenced by the Subordinated Notes which is subordinated to the Secured Obligations as set forth in the Subordination Agreements, and (b) any other Indebtedness for Money Borrowed of the Borrower which is subordinated to the Secured Obligations on terms and conditions acceptable to the Lender in its sole discretion.

            "SUBORDINATED NOTES" means those certain promissory notes in the form of EXHIBIT C attached hereto, with respect to which the outstanding principal balances as of the Effective Date are set forth on SCHEDULE 5.1(I) attached hereto.

            "SUBORDINATION AGREEMENTS" means the subordination agreements, in form and substance acceptable to the Lender, pursuant to which the Indebtedness evidenced by the Subordinated Notes is subordinated to the Secured Obligations.

            "SUBSIDIARY" when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

            "TANGIBLE NET WORTH" means, as applied to any Person, the Net Worth of such Person at the time in question, after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, Intellectual Property, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP PLUS Subordinated Indebtedness.

            "TERM LOAN A" means the loan made to the Borrower pursuant to
SECTION 2B.1(a).

            "TERM LOAN B" means the loan made to the Borrower pursuant to
SECTION 2B.2(c).

            "TERM LOANS" means collectively Term Loan A and Term Loan B.

            "TERM NOTE A" means the Term Note made by the Borrower payable to the order of the Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Term Loan A made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), substantially in the form of EXHIBIT A-3 hereto, with all blanks properly completed.

            "TERM NOTE B" means the Term Note made by the Borrower payable to the order of the Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Term Loan B made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), substantially in the form of EXHIBIT A-4 hereto, with all blanks properly completed.

            "TERM NOTES" means collectively Term Note A and Term Note B.

            "TERMINATION DATE" means the earlier of August 8, 2001 or such later date to which the termination of the Revolving Credit Facility shall be extended pursuant to SECTION 2A.5.

            "TERMINATION EVENT" means, with respect to any Benefit Plan subject to Title IV of ERISA, (a) a "Reportable Event" as defined in Section 4043(b)of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Kansas.

            "UNFUNDED CAPITAL EXPENDITURES" means Capital Expenditures which are paid for by a Person other than with the proceeds of Indebtedness for Money Borrowed (other than the Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations.

            "UNFUNDED VESTED ACCRUED BENEFITS" means, with respect to any Benefit Plan subject to Title IV of ERISA at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

            Section 1.2 OTHER REFERENTIAL PROVISIONS.

            (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

            (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

            (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

            (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

            (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

            (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

            (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

            (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in Kansas City, Missouri.

            (i) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

            (j) The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

            Section 1.3 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                      ARTICLE 2 - REVOLVING CREDIT FACILITY

                          A. REVOLVING CREDIT FACILITY

            Section 2A.1      REVOLVING CREDIT LOANS.

            (a) REVOLVING CREDIT LOAN A. Terms and conditions of Revolving Credit Loan A shall be governed by the EXIMBANK Financing Documents.

            (b) REVOLVING CREDIT LOAN B. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Lender shall make Revolving Credit Loans to the Borrower from time to time from the Effective Date to the Termination Date, as requested by the Borrower in accordance with the terms of SECTION 2A.3, in an aggregate principal amount outstanding not to exceed at any time the LEAST OF
(a) Three Million and No/100 Dollars ($3,000,000.00); (b) the Revolving Credit Loan B Borrowing Base and (c) an amount which, when added to the then-outstanding balance of Revolving Credit Loan A would exceed the Revolving Credit Facility. It is expressly understood and agreed that the Lender may and at present intends to use the lesser of the amounts referred to in the foregoing SUBCLAUSES (A) and (B) as a maximum ceiling on Revolving Credit Loan B; PROVIDED, HOWEVER, that it is agreed that should Revolving Credit Loan B exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loan B shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan B which is repaid may be reborrowed by the Borrower in accordance with the terms of this SECTION 2A.1(b). The Lender is hereby authorized to record each repayment of principal of Revolving Credit Loan B in its books and records, such books and records constituting PRIMA FACIE evidence of the accuracy of the information contained therein. All Revolving Credit Loans made pursuant to this SECTION 2A.1(b) are collectively referred to as "REVOLVING CREDIT LOAN B."

            Section 2A.2 MANNER OF BORROWING REVOLVING CREDIT LOAN A. Borrowings of Revolving Credit Loan A shall be made in accordance with the provisions of the EXIMBANK Financing Documents.

            Section 2A.3      MANNER OF BORROWING REVOLVING CREDIT LOAN B.

            Borrowings of the Revolving Credit Loan B shall be made as follows:

                  (a) REQUESTS FOR BORROWING. A request for an advance on Revolving Credit Loan B shall be made, or shall be deemed to be made, in the following manner:

                        (i) the Borrower may request an advance on Revolving
            Credit Loan B by notifying the Lender at Lender's Office as designated herein, before 1:30 p.m. (Kansas City, Missouri local time) on the proposed borrowing date, of its intention to borrow, specifying the effective date and amount of such proposed Revolving Credit Loan;

                        (ii) whenever a check is presented to the Lender for
            payment against the Disbursement Account in an amount greater than the then available balance in such account, such presentation shall be deemed to be a request for an advance on Revolving Credit Loan B on the date of such notice in an amount equal to the excess of such check over such available balance, and such request shall be irrevocable;

                        (iii) unless payment is otherwise made by the Borrower,
            the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for an advance on Revolving Credit Loan B on the due date in the amount required to pay such interest, and such request shall be irrevocable; and

                        (iv) unless payment is otherwise made by the Borrower,
            the maturity of any Secured Obligation required to be paid shall be deemed to be a request for an advance on Revolving Credit Loan B on the due date in the amount required to pay such Secured Obligation, and such request shall be irrevocable.

                  (b) NOTICE OF BORROWING. Any request for an advance on Revolving Credit Loan B under SECTION 2A.3(a)(i) (a "NOTICE OF Borrowing") shall be made by telephone or in writing (including telecopy) and, in the case of any telephonic notice, shall be immediately followed by a written confirmation thereof in a form acceptable to the Lender, PROVIDED that the failure to provide written confirmation shall not invalidate any telephonic notice and, if such written confirmation differs in any respect from the action taken by the Lender, the records of the Lender shall control absent manifest error.

                  (c) DISBURSEMENT OF LOANS. The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this SECTION 2A.3 as follows: (i) the proceeds of each borrowing requested under SECTION 2A.3(a)(i) or SECTION 2A.3(a)(ii) shall be disbursed by the Lender in lawful money of the United States of America in immediately available funds, (A) in the case of the initial borrowing, in accordance with the terms of the written instructions from the Borrower to the Lender, and (B) in the case of each subsequent borrowing, by credit to the Disbursement Account or to such other account as may be agreed upon by the Borrower and the Lender from time to time; and (ii) the proceeds of each borrowing requested under SECTION 2A.3(a)(iii) OR SECTION 2A.3(a)(iv) shall be disbursed by the Lender by way of direct payment of the relevant principal, interest or other Secured Obligation, as the case may be.

            Section 2A.4      REPAYMENT OF REVOLVING CREDIT LOANS.

            The Revolving Credit Loans will be repaid as follows: (a) whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrower in full together with accrued and unpaid interest on the amount repaid to the date of repayment, on the Termination Date; (b) if at any time the aggregate unpaid principal amount of the Revolving Credit Loans then outstanding exceeds the lesser of (i) the Revolving Credit Facility or (ii) the respective amounts permitted to be advanced to Borrower pursuant to the Available Commitment (as defined in the EXIMBANK Documents, with respect to Revolving Credit Loan A) and SECTION 2A.1(b) hereof (with respect to Revolving Credit Loan B), the Borrower shall repay such Revolving Credit Loans (or Revolving Credit Loan A or B, as the case may be) in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount repaid to the date of repayment; and (c) the Borrower hereby instructs the Lender to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Lender on such day pursuant to SECTION 7.1(b).

            Section 2A.5      REVOLVING CREDIT NOTES.

            The Revolving Credit Loans and the obligation of the Borrower to repay such Loans shall also be evidenced by Revolving Credit Note A and Revolving Credit Note B payable to the order of the Lender. Such Notes shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower, and shall be in form substantially similar to EXHIBIT A-1 and EXHIBIT A-2 respectively, attached hereto.

                              B. TERM LOAN FACILITY


            Section 2B.1      TERM LOANS.

            (a) TERM LOAN A. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under this Agreement, the Lender agrees to make the Term Loan A to the Borrower on the Effective Date in the amount of Three Hundred Twenty-Eight Thousand and No/100 Dollars ($328,000.00). The Lender will fund Term Loan A in order to pay off in full, the second lien on the Olathe Property held by the Small Business Administration in the approximate amount of $163,000.00 ("SBA Loan"). Until such time as the SBA Loan is paid in full, Borrower will continue to make all required payments on the SBA Loan. Concurrently with the payment in full of the SBA Loan, Borrower will execute and deliver to Lender, an amendment to Lender's existing first mortgage on the Olathe Property to reflect the new principal amount of Three Hundred Twenty-Eight Thousand and No/100 Dollars ($328,000.00), and Term Note A will be deemed delivered as an amendment and restatement of the promissory note underlying Lender's first mortgage on the Olathe Property.

            (b) TERM LOAN B. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under this Agreement, the Lender agrees to make the Term Loan B to the Borrower on the Effective Date in the amount of Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00).

            Section 2B.2      MANNER OF BORROWING AND DISBURSING TERM LOANS.

            The Borrower shall give the Lender at least two Business Days' prior written notice of the occurrence of the Effective Date. On the Effective Date, upon satisfaction of the applicable conditions set forth in SECTIONS 4.1 and 4.2, the Lender will disburse the Term Loans in same day funds in accordance with the terms of the written instructions from the Borrower to the Lender.

            Section 2B.3      REPAYMENT OF TERM LOANS.

            (a) REPAYMENT OF TERM LOAN A. The Term Loan A is due and payable and shall be repaid in full by the Borrower in consecutive equal installments of principal in the amount of $3,793.54 commencing April 15, 2000 on successive Installment Payment Dates; provided that the final installment payable on March 15, 2001 shall be in the amount of the then unpaid balance of Term Loan A together with any unpaid interest thereon. Interest on Term Loan A shall be paid monthly in accordance with Section 3.1 below.

            (b) REPAYMENT OF TERM LOAN B. The Term Loan B is due and payable and shall be repaid in full by the Borrower in consecutive equal installments of principal in the amount of $27,128.78 commencing March 15, 2000 on successive Installment Payment Dates; provided that the final installment payable on February 15, 2003 shall be in the amount of the then unpaid balance of Term Loan A together with any unpaid interest thereon. Interest on Term Loan B shall be paid monthly in accordance with Section 3.1 below.

            Section 2B.4      TERM NOTES.

            The Term Loans and the obligation of the Borrower to repay such Term Loans shall be evidenced by a Term Note payable to the order of the Lender for each of Term Loan A and Term Loan B. Such Notes shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower, and shall be in form substantially similar to EXHIBIT A-3 and EXHIBIT A-4 respectively, attached hereto.

            Section 2B.5      MANDATORY PREPAYMENT OF TERM LOANS.

            Any and all amounts received by the Borrower as proceeds from the sale of any Equipment to the extent such proceeds exceed (i) $5,000 in the case of any single item of Equipment, or (ii) $10,000 in the aggregate for all such Equipment sold during any twelve-month period, shall be paid, immediately upon receipt by the Borrower, to the Lender, and shall be applied to the principal installments of the Term Loans (in the sole discretion of Lender as to whether such payment is applied to Term Loan A or Term Loan B, or a combination of both) in the inverse order of their maturities. On the prepayment date, the Borrower shall pay interest on the amount prepaid, accrued to the prepayment date. The Borrower shall also be obligated to prepay either or both of the Term Loans (as Lender may elect in its sole discretion) in full together with accrued and unpaid interest thereon upon any acceleration of either or both of the Term Loans, as applicable, pursuant to ARTICLE 11.

                          C. LETTER OF CREDIT FACILITY

            Section 2C.1      LETTERS OF CREDIT.

            (a) Subject to the terms and conditions of this Agreement, and the Loan Documents, during the term of this Agreement, Lender will, absent the existence of a Default or Event of Default, from time to time cause the issuance of, upon Borrower's request, Letters of Credit; PROVIDED, that the Letters of Credit will be in form and substance acceptable to Lender in its sole discretion; and PROVIDED FURTHER, that no Letter of Credit will have an expiration date (i) more than eighteen (18) months from the date of issuance or
(ii) beyond six (6) months after the Termination Date. Borrower's reimbursement obligation in respect of the Letters of Credit will automatically reduce, dollar for dollar, the Revolving Credit Loan B Borrowing Base. Any payment made by Lender to any Person on account of any Letter of Credit will constitute a Revolving Credit Loan hereunder, to be applied against Revolving Credit Loan B. At no time will the aggregate sum of direct Revolving Credit Loans by Lender to Borrower PLUS the outstanding Letter of Credit Obligations exceed the lesser of the Revolving Credit Facility or the Borrowing Base.

            (b) The Lender will cause to remain in place, the Bond Letter of Credit, more particularly described as Letter of Credit No. 972771, dated September 15, 1998 in favor of UMB Bank, as trustee in the amount of $2,599,572.60. Any payment made by Lender to any Person on account of the Bond Letter of Credit, including without limitation the monthly interest draws will charged against ASI's operating account (Bank of America Account #332200008673) (the "OPERATING ACCOUNT") to the extent of sufficient funds therein. Any payment made by Lender to any Person on account of the Bond Letter of Credit will constitute a Revolving Credit Loan hereunder, to be applied against Revolving Credit Loan B. Except as otherwise provided herein, the Letter of Credit and Reimbursement Agreement dated as of September 1, 1998 by and among Lender, KHC of Lenexa, LLC and DCI, Inc. ("REIMBURSEMENT AGREEMENT") will remain in full force and effect. Notwithstanding the above, the Borrower agrees to execute any amendment to or modification of the Reimbursement Agreement reasonably required by the Lender in order to conform the terms of the Reimbursement Agreement to the terms of this Agreement.


                       ARTICLE 3 - GENERAL LOAN PROVISIONS

            Section 3.1 INTEREST.

            (a) (i) REVOLVING CREDIT LOANS. The Borrower will pay interest on the unpaid principal amount of each Revolving Credit Loan for each day from the day such Loan was made until such Loan is paid (whether at maturity, by reason of acceleration or otherwise), at a rate per annum equal to the Prime Rate PLUS one-half of one percent (0.5%), payable monthly in arrears on each Interest Payment Date and on the Termination Date.

                  (ii) TERM LOANS. The Borrower will pay interest on each Term Loan at a rate per annum equal to the Prime Rate PLUS one-half of one-percent (0.5%) payable in arrears on each Interest Payment Date and when such Term Loans are due (whether at maturity, by reason of acceleration or otherwise).

            (b) The Borrower shall pay interest on the unpaid principal amount of each Secured Obligation other than a Loan for each day from the day such Secured Obligation becomes due and payable until such Secured Obligation is paid at the rate per annum applicable to Revolving Credit Loans, payable on demand.

            (c) From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Lender) at a rate per annum equal to the Default Margin plus the rate otherwise in effect under SECTION 3.1(a) or (b), payable on demand. The interest rate provided for in this SECTION 3.1(c) shall to the extent permitted by applicable law apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 11.1(g) or (h).

            (d) The interest rates provided for in SECTIONS 3.1(a), (b) and (c) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

            (e) It is not intended by the Lender, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "MAXIMUM RATE"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay to the Lender an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

            Section 3.2 FEES.

            (a) UNUSED LINE FEE. In connection with and as consideration for the Lender's commitment hereunder, subject to the terms hereof, to lend to the Borrower under the

Revolving Credit Facility, the Borrower shall pay a fee to the Lender, from the Effective Date until the Termination Date, in an amount equal to one quarter of one percent (.25%) per annum of the average daily unused portion of the Revolving Credit Facility, payable quarterly in arrears on the first day of each quarter and on the date of any permanent reduction in the Revolving Credit Facility.

            (b) COMMITMENT FEE. Borrower will pay Lender a commitment fee of $45,000 at closing, which shall be deemed fully earned upon execution of this Agreement by Borrower and Lender.

            (c) EXIMBANK FEES. Borrower will pay certain fees as described in the EXIMBANK Financing Documents.

            (d) FIELD EXAM FEES. Borrower will pay all of the reasonable examination fees, costs and expenses incurred by Lender in connection with periodic field examinations of Borrower's business operation and financial records and Collateral. Unless a Default or Event of Default has occurred, Lender will conduct field examinations no more frequently than once every six
(6) months.


            (e)   LETTER OF CREDIT FEES.

                  (1) With respect to all Letters of Credit except the Bond Letter of Credit, Borrower will pay to Lender, upon issuance of such Letter of Credit, a Letter of Credit fee equal to the maximum face duration of the Letter of Credit in years (provided, however, that the minimum deemed face duration of any Letter of Credit shall be 1/12th of one year) MULTIPLIED BY one and one-quarter percent (1.25%) of the maximum obligation of the Lender under the Letter of Credit;

                  (2) With respect to the Bond Letter of Credit, Borrower will pay to Lender, upon issuance of the Bond Letter of Credit and annually upon each anniversary of the issuance of the Bond Letter of Credit (prorated in the event the Bond Letter of Credit is to expire prior to the next such anniversary), a Letter of Credit fee equal to one and one-quarter percent (1.25%) of the maximum obligation of the Lender under the Bond Letter of Credit;

            (f) GENERAL. All fees shall be fully earned by the Lender when due and payable and, except as otherwise set forth herein, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

            Section 3.3 INCREASED COSTS AND REDUCED RETURNS.

            The Borrower agrees that if any law now or hereafter in effect and whether or not presently applicable to the Lender or any guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or the interpretation or administration thereof by any Governmental Authority, shall either (a)(i) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan, (ii) impose on the Lender any other condition regarding any Loan, this Agreement, the Notes or the facilities provided hereunder, or (iii) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting the Lender being imposed or modified or deemed applicable to the Lender, or (b) subject the Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or the Notes, and the result of any event referred to in CLAUSE (A) or (B) above shall be to increase the cost to the Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by the Lender or the Lender's rate of return on capital with respect to any Loan to a level below that which the Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by Lender (in the exercise of its discretion) to be material, then, upon demand by the Lender, the Borrower shall immediately pay to the Lender additional amounts which shall be sufficient to compensate the Lender for such increased cost, tax or reduced rate of return. A certificate of the Lender to the Borrower claiming compensation under this SECTION 3.3 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

            Section 3.4 MANNER OF PAYMENT.

            (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any fee or other amounts payable to the Lender under this Agreement or any Note shall be made not later than 1:30 p.m. on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business Day) to the Lender at the Lender's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

            (b) The Borrower hereby irrevocably authorizes the Lender and each Affiliate of the Lender to charge any account of the Borrower maintained with the Lender or such Affiliate with such amounts as may be necessary from time to time to pay any Secured Obligations which are not paid when due.

            Section 3.5 TERMINATION OF AGREEMENT.

            (a) On the Termination Date, the Borrower shall pay to the Lender, in same day funds, an amount equal to the aggregate amount of all Loans outstanding on such date, together with accrued interest thereon, all fees payable pursuant to SECTION 3.2 accrued from the date last paid through the effective date of termination, any amounts payable to the Lender pursuant to the other provisions of this Agreement, including, without limitation, SECTIONS 3.3, 11.2, 12.12 and 12.13, any and all other Secured Obligations then outstanding and provide the Lender with an indemnification agreement in form and substance satisfactory to the Lender with respect to returned and dishonored items and such other matters as the Lender shall require. Borrower may terminate this Agreement at any time prior to the Termination Date by paying all of the outstanding Loans in full together with all interest, fees, costs and other expenses required hereunder and terminating all Letters of Credit, plus a prepayment fee of (a) two percent (2%) of the Maximum Credit Facility if such termination occurs on or before the last day of the eighteenth (18th) month after the Effective Date hereof; or (b) one percent (1%) of the Maximum Credit Facility if the Termination Date has been extended and such termination occurs before the new Termination Date but after the eighteenth month after the Effective Date hereof ("PREPAYMENT FEE").

            (b) Provided that no Default or Event of Default has occurred and is continuing or would occur as a result, upon the written request of the Borrower, Lender will permit Borrower to permanently reduce Term Loan A, Term Loan B and/or Revolving Credit Loan B ("PERMANENT REDUCTIONS") on the following conditions: (i) all Permanent Reductions shall be in increments of not less than Two Hundred Thousand and No/100 Dollars ($200,000.00); (ii) Permanent Reductions shall not occur more than once in any thirty (30) day period; (iii) Permanent Reductions shall not occur more than four (4) times during the course of the Loan; (iv) Lender shall be under no obligation to re-lend any amount permanently reduced pursuant to a Permanent Reduction; (v) a Permanent Reduction may not be made which would cause an overadvance against the Revolving Credit Loan B Borrowing Base after giving effect to such Permanent Reduction; (vi) a Permanent Reduction will be evidenced by an amendment to this Agreement, and will not be effective until acknowledged by Lender to Borrower in writing; (vii) a Permanent Reduction would be supported by an equity investment into ASI in an amount greater than or equal to the Permanent Reduction; (viii) Borrower will pay the Permanent Reduction Prepayment Fee (as hereinafter defined) to Lender; and (ix) Borrower will pay the actual, reasonable costs of Lender, including without limitation legal fees and costs, incurred in connection with a Permanent Reduction. The "PERMANENT REDUCTION PREPAYMENT FEE" is equal to (a) one and one-third percent (1.33%) of the amount of the Permanent Reduction if such termination occurs on or before the last day of the eighteenth (18th) month after the Effective Date hereof; or (b) two-thirds of one percent (.67%) of the amount of the Permanent Reduction if the Termination Date has been extended and such termination occurs before the new Termination Date but after the eighteenth month after the Effective Date hereof.

            Section 3.6 EXISTING LOANS.

            Notwithstanding anything to the contrary herein, the Loans will be used to refinance all of the Existing Loans. In addition to other Loans and credit accommodations contained herein, this Agreement shall constitute a restatement of all of the Existing Loans, and except as otherwise provided herein, Lender shall have no obligation or commitment under the Existing Loans to provide credit to Borrower. Notwithstanding the above, the Bond Letter of Credit and the Reimbursement Agreement in connection therewith will remain in place as provided herein, and the Lender's Mortgage on the Olathe Property and the Promissory Note related thereto will remain in place as provided herein.

                        ARTICLE 4 - CONDITIONS PRECEDENT

            Section 4.1 Conditions Precedent to Initial Loan.

            Notwithstanding any other provision of this Agreement, the Lender's obligation to make the Initial Loans is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of such
Loan:

            (a) CLOSING DOCUMENTS. The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

                  (1) this Agreement, duly executed and delivered by the Borrower;

                  (2) the Notes, dated the Effective Date and duly executed and delivered by the Borrower;

                  (3) certified copies of the articles of incorporation and by-laws of the Borrower as in effect on the Effective Date;

                  (4) certified copies of all corporate action, including stockholder approval, if necessary, taken by the Borrower to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

                  (5) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of the Borrower or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request borrowings under this Agreement;

                  (6) a certificate evidencing the good standing of the Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

                  (7) the Financing Statements duly executed and delivered by the Borrower, and evidence satisfactory to the Lender that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

                  (8) mortgages or leasehold mortgages, as the case may be, for the Lenexa Property, Olathe Property and Overland Park Property in form and substance acceptable to Lender in its discretion, duly executed by the appropriate parties, and evidence satisfactory to Lender that such mortgages have been recorded in each jurisdiction where such recording may be necessary or appropriate to perfect the Security Interest therein;

                  (9) Subordination Agreements, if any, duly executed and delivered by the holders of any Subordinated Notes and the Borrower, together with copies of any such Subordinated Notes bearing a legend evidencing the subordination thereof to the Secured Obligations in form satisfactory to Lender;

                  (10) landlords' and mortgagees' waiver and consent agreements, if any, duly executed on behalf of each landlord of any leased real property on which any Collateral is located;

                  (11) a Schedule of Inventory and a Schedule of Equipment, each prepared as of December 31, 1999;

                  (12) a Schedule of Receivables prepared as of a date not more than 3 days in advance of the Closing Date

                  (13) appraisals of all Real Estate and Equipment (to the extent required by Lender), prepared by appraisers satisfactory to the Lender, establishing values at levels satisfactory to the Lender to support the Loans;

                  (14) commitments for title insurance for the Real Property in form and substance satisfactory to the Lender showing Lender's first lien position on the fee interest for the Olathe Property, first lien on the leasehold interest for the Lenexa Property and second lien on the fee interest for the Overland Park Property;

                  (15) environmental reports for the Real Estate satisfactory to Lender in its sole discretion;

                  (16) surveys of the Real Estate certified to Lender satisfactory to Lender in its sole discretion;

                  (17) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of SECTION 7.9(B);

                  (18) the Assignment and Assumption Agreement ("ASSIGNMENT AGREEMENT") among KHC of Lenexa, L.L.C., DCI, UMB Bank, N.A., as trustee, the City of Lenexa, Kansas and the Bank, effective as of the date hereof, duly executed and delivered by the parties thereto;

                  (19) the closing documentation relating to the Acquisition;

                  (20) a Borrowing Base Certificate prepared as of the Effective Date duly executed and delivered by the chief financial officer of the Borrower;

                  (21) a letter from the Borrower to the Lender requesting the Initial Loans and specifying the method of disbursement;

                  (22)  copies of all the financial statements referred to in
      Section 5.1(m) and meeting the requirements thereof;

                  (23) a certificate of the President of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct in all material respects as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

                  (24) a signed opinion of Blackwell Sanders Peper Martin LLP, counsel for the Borrower as the Lender shall deem necessary or desirable, opining as to such matters in connection with this Agreement as the Lender or its counsel may reasonably request;

                  (25) a signed opinion of Logan Riley Carson & Kaup, L.C., Bond Counsel, opining as to the tax-exempt status of the interest on the Bonds as a result of the transactions contemplated by the Assignment Agreement and as to such other matters as Lender may reasonably require;

                  (26) copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Lender may reasonably request;

                  (27) the loan documents for the EXIMBANK Financing Documents, duly executed by the parties thereto satisfactory to Lender and EXIMBANK in their discretion; and

                  (28) The stock pledge agreement in form satisfactory to Lender, duly executed by ASI, pledging all of the stock of DCI to Lender;

            (b) AVAILABILITY. The Lender shall be provided with evidence satisfactory to it that, as of the Effective Date, after giving effect to the Initial Loans, Revolving Credit Loan B Availability will not be less than Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00).

            (c) NO INJUNCTIONS, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

            (d) MATERIAL ADVERSE CHANGE. As of the Effective Date, there shall not have occurred any change which, in the Lender's sole but reasonable discretion, has had or would have a Materially Adverse Effect as compared to the condition of the Borrower presented by the most recent unaudited financial statements of the Borrower described in SECTION 5.1(M).

            (e) SOLVENCY. The Lender shall have received evidence satisfactory to it that, after giving effect to the Initial Loans (i) the Borrower has assets (excluding goodwill and other intangible assets not capable of valuation) having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) the Borrower's assets are sufficient in value to provide the Borrower with sufficient working capital to enable it profitably to operate its business and to meet its obligations as they become due, and (iii) the Borrower has adequate capital to conduct the business in which it is and proposes to be engaged.

            (f) RELEASE OF SECURITY INTERESTS. The Lender shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

            (g) FINANCIAL RATIOS. All financial ratios described in this Agreement are being met as of the Effective Date after giving effect to the Initial Loans.

            Section 4.2 ALL LOANS.

            At the time of making of each Loan, including the Initial Loan:

            (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct in all material respects at such time both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, except that representations and warranties which, by their terms, are applicable only to the Effective Date shall be required to be true and correct only as of the Effective Date,

            (b) the corporate actions of the Borrower referred to in SECTION 4.1(a)(4) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to
SECTION 4.1(a)(5) or as subsequently modified and reflected in a certificate of incumbency delivered to the Lender, and

            (c) the Lender may, without waiving either condition, consider the conditions specified in SECTIONS 4.2(a) and (b) fulfilled and a representation by the Borrower to such effect made if no written notice to the contrary is received by the Lender from the Borrower prior to the making of the Loans then to be made.

          ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER

            Section 5.1 REPRESENTATIONS AND WARRANTIES.

            The Borrower represents and warrants to the Lender as follows:

            (a) ORGANIZATION; POWER; QUALIFICATION. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect. The jurisdictions in which the Borrower is qualified to do business as a foreign corporation are listed on SCHEDULE 5.1(a).

            (b) SUBSIDIARIES AND OWNERSHIP OF THE BORROWER. The Borrower has no Subsidiaries, except those set forth on SCHEDULE 5.1(b)-1. The outstanding stock of the Borrower has been duly and validly issued and is fully paid and nonassessable by the Borrower and the number and owners of such shares of capital stock of the Borrower are set forth on SCHEDULE 5.1(b)-2.

            (c) AUTHORIZATION OF AGREEMENT, NOTES, MORTGAGES, LOAN DOCUMENTS AND BORROWING. The Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by laws relating to bankruptcy, insolvency and other laws effecting creditors' rights generally and by general equitable principles.

            (d) COMPLIANCE OF AGREEMENT, NOTES, MORTGAGES, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which the Borrower is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                  (i) require any Governmental Approval or violate any applicable law relating to the Borrower or any of its Affiliates,

                  (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of the Borrower, (B) any indenture, material agreement or other material instrument to which the Borrower is a party or by which any of its property is bound or (C) any Governmental Approval relating to the Borrower, or,

                  (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

            (e) BUSINESS. The Borrower is engaged principally in the business described on SCHEDULE 5.1(e).

            (f) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Except as set forth in SCHEDULE 5.1(f), the Borrower (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower or its properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of the Borrower.

            (g) TITLES TO PROPERTIES. Except as set forth in SCHEDULE 5.1(g), the Borrower has good and marketable title to or a valid leasehold interest in all its real estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of the Borrower's business, including, but not limited to, those reflected on the balance sheet of the Borrower delivered pursuant to SECTION 5.1(m)(ii).

            (h) LIENS. Except as set forth in SCHEDULE 5.1(h), none of the properties and assets of the Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names the Borrower as debtor and which has not been terminated has been filed in any state or other jurisdiction, and the Borrower has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in SCHEDULE 5.1(h) and Permitted Liens.

            (i) INDEBTEDNESS AND GUARANTIES. Set forth on SCHEDULE 5.1(i) is a complete and correct listing of all of the Borrower's (i) Indebtedness for Money Borrowed and (ii) Guaranties. The Borrower is not in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty. Excepting the Existing Loans described on EXHIBIT E, the Loans contemplated herein and otherwise as provided on SCHEDULE 5.1(i), there are no Existing Loans outstanding.

            (j) LITIGATION. Except as set forth on SCHEDULE 5.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or, to the knowledge of the Borrower, in any other way relating adversely to or affecting the Borrower or any of its property in any court or before any arbitrator of any kind or before or by any governmental body.

            (k) TAX RETURNS AND PAYMENTS. Except as set forth on SCHEDULE 5.1(k), all United States federal, state and local and foreign national, provincial and local and all other tax returns of the Borrower required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon the Borrower and its property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 8.4. The charges, accruals and reserves on the books of the Borrower in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

            (l) BURDENSOME PROVISIONS. The Borrower is not a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which might have a Materially Adverse Effect.

            (m) FINANCIAL STATEMENTS. Borrower has furnished to the Lender a copy of (i) its audited balance sheet as at April 30, 1999 (as to ASI) and its unaudited balance sheet as at December 31, 1998 (as to DCI) and the related statements of income, cash flow and retained earnings for the twelve-month period then ended and (ii) its unaudited balance sheet as at December 31, 1999 (as to ASI) and November 30, 1999 (as to DCI), and the related statement of income for the month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of the Borrower as at the dates thereof and the results of operations of the Borrower for the periods then ended. Except as disclosed or reflected in such financial statements, the Borrower had no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower.

            (n) ADVERSE CHANGE. Since the date of the financial statements described in CLAUSE (i) of SECTION 5.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower has occurred that has had, or which Borrower believes may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

            (o) ERISA. Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 5.1(o). Each Benefit Plan is in compliance with ERISA in all material respects, and neither the Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by the Borrower to be, incurred by the Borrower or any Related Company.

            (p) ABSENCE OF DEFAULTS. The Borrower is not in default under its articles or certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower is a party or by which the Borrower or any of its properties is bound or which would require the Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

            (q) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, no fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 5.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Effective Date. No document furnished or written statement made to the Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading; provided, however, that no representation is made as to the retrospective accuracy of any pro formas, projections or forecasts (except that no information used as a basis for such pro formas, projections or forecasts shall be knowingly or reasonably believed by the Borrower to be inaccurate when used).

            (r) SOLVENCY. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, the Borrower is solvent, having assets of a fair value which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and the Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

            (s) STATUS OF RECEIVABLES. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables (or Eligible Export Receivables as the case may be), except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Lender.

            (t) CHIEF EXECUTIVE OFFICE. The chief executive office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 5.1(t); except as set forth
SCHEDULE 5.1(t), the Borrower has not maintained its chief executive office or the books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date.

            (u) STATUS OF INVENTORY. All Inventory included in any Borrowing Base Certificate delivered to the Lender pursuant to Section 7.14(d) meets the criteria enumerated in the definition of Eligible Inventory (or Eligible Export Inventory as the case may be), except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate or as otherwise specifically disclosed in writing to the Lender. All Inventory is in good condition, meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use or sale, and is currently either usable or saleable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements delivered pursuant to ARTICLE 9 or as disclosed on a Schedule of Inventory delivered to the Lender pursuant to SECTION 7.14(b). Set forth on
SCHEDULE 5.1(u) is the (i) address (including street, city, county and state) of each facility at which Inventory is located, (ii) the approximate quantity in Dollars of the Inventory customarily located at each such facility, and (iii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor. All Inventory is located on the premises set forth on SCHEDULE 5.1(u) or is in transit to one of such locations, except as otherwise disclosed in writing to the Lender; the Borrower has not located Inventory at premises other than those set forth on SCHEDULE 5.1(U) at any time during the four months immediately preceding the Agreement Date.

            (v) EQUIPMENT. All Equipment is in good order and repair in all material respects. Set forth on SCHEDULE 5.1(v) is the (i) address (including street, city, county and state) of each facility at which Equipment (other than motor vehicles) is located, (ii) the approximate value of Equipment located at such facility; and (iii) if such facility is leased, the name of the landlord. Except as set forth on SECTION 5.1(v), within the past four (4) months no Equipment has been located at any other location.

            (w) CORPORATE AND FICTITIOUS NAMES; TRADE NAMES. Except as otherwise disclosed on SCHEDULE 5.1(w), during the one-year period preceding the Agreement Date, the Borrower has not been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date. All trade names or styles under which the Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 5.1(w).

            (x) FEDERAL REGULATIONS. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System).

            (y) INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

            (z) EMPLOYEE RELATIONS. The Borrower is not, except as set forth on
SCHEDULE 5.1(z), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's employees; the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

            (aa) INTELLECTUAL PROPERTY. The Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others, and SCHEDULE 5.1(aa) lists all Intellectual Property owned by the Borrower.

            (bb) REAL PROPERTY. Except as otherwise disclosed on SCHEDULE 5.1(bb), the Borrower does not own, lease or otherwise operate or conduct business at or on any real property.

            (cc) ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 5.1(c)(c), no environmental events or matters of any kind currently exist which constitute a violation of an Environmental Law or which by discovery by any Governmental Authority, notice or the passage of time would constitute a violation of an Environmental Law is not waived or cured, and to the best of Borrower's knowledge have ever existed on the Real Property, such environmental matters to include without limitation, hazardous material spills or leaks, existence of underground tanks, remediation or monitoring programs and/or environmental investigations of any kind.

            Section 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

            All representations and warranties set forth in this ARTICLE 5 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                          ARTICLE 6 - SECURITY INTEREST

            Section 6.1 SECURITY INTEREST.

            (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Lender for itself and as agent for any Affiliate of the Lender and grants to the Lender for itself and as agent for any Affiliate of the Lender a continuing security interest in, and a continuing Lien upon, all of the Collateral.

            (b) As additional security for all of the Secured Obligations, the Borrower grants to the Lender for itself and as agent for any Affiliate of the Lender a security interest in, and assigns to the Lender for itself and as agent for any Affiliate of the Lender all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from the Lender and each Affiliate of the Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from the Lender.

            (c) Notwithstanding the foregoing grant by the Borrower of a security interest in all of the Collateral, it is understood and agreed by the parties hereto that the Lender shall have as security for Revolving Credit Loan B, any Letters of Credit issued pursuant to this Agreement and the Term Loans
(i) a second and subordinate lien on the Collateral which is comprised of Export Receivables, Export Inventory and all proceeds thereof, including all monies on deposit from time to time in the Restricted Account (each of the capitalized terms in this SECTION 6.1(c) not otherwise defined herein shall have the meaning given to them in the EXIMBANK Financing Documents), which are subject to a first priority lien in favor of the Lender securing Revolving Credit Loan A, and (ii) a first priority lien on all of the other Collateral. This agreement as to lien priority shall be binding on the successors and assigns of the parties, including without limitation, EXIMBANK.

            Section 6.2 CONTINUED PRIORITY OF SECURITY INTEREST.

            (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

            (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of
SECTION 6.2(a) or to enable the Lender to exercise or enforce its rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,
(ii) diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers, (iii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking in such manner as the Lender may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, mortgages, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

            (c) The Lender is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in SECTION 6.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

            (d) The Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

            Section 6.3 RELEASE OF SECURITY INTERESTS.

            So long as no Default or Event of Default has occurred, Lender will permit a sale of, and release its Security Interest in the Overland Park Property, provided that all net proceeds of such sale (after repayment of the first mortgage thereon) are applied to repayment of the Secured Obligations in the order determined by Lender in its sole discretion. So long as no

Default or Event of Default has occurred, Lender will permit a sale of, and release its Security Interest in the Olathe Property, provided that all net proceeds of such sale are applied to repayment of the Secured Obligations in the order determined by Lender in its sole discretion, but not inconsistent with the Bond Documents.

                        ARTICLE 7 - COLLATERAL COVENANTS

            Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided in SECTION 12.11:

            Section 7.1 COLLECTION OF RECEIVABLES.

            (a) At any time after a Default or Event of Default, ("BLOCKED ACCOUNT EVENT"), upon written notice by Lender to Borrower, Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be forwarded to a Bank of America Blocked Depository Account (the "BLOCKED ACCOUNT"), in accordance with an account agreement relating thereto which Borrower agrees to execute, and in particular the Borrower will (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to such specified Blocked Account, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to the Lender indicating that payment is to be made to the Borrower via the Blocked Account. From and after the occurrence of a Blocked Account Event, Lender may, in its sole discretion, elect to continue the use of the Blocked Account notwithstanding that the Default or Event of Default giving rise to the Blocked Account Event was cured or otherwise waived.

            (b) From and after such notice is given to Borrower that a Blocked Account is required, the Borrower and the Lender shall cause all collected balances in the Blocked Account to be applied daily (i) on account of the Secured Obligations, as provided in SECTION 2.3(C), 11.2 and 11.3, such credits to be entered on the first (1st) Business Day following receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and (ii) with respect to any balance remaining after such application, so long as no Default or Event of Default has occurred and is continuing, for transfer to the Disbursement Account or such other account of the Borrower as the Borrower and the Lender may agree.

            (c) Any moneys, checks, notes, drafts or other payments referred to in CLAUSE (a) of this SECTION 7.1 which are received by or on behalf of the Borrower will be held in trust for the Lender and will be delivered to the Lender at the Lender's Office as promptly as possible in the exact form received, together with any necessary endorsements.

            (d) Unless and until any such notice of a requirement of a Blocked Account is given by Lender, all Accounts Receivable may be collected directly by the Borrower, provided that such funds are deposited into a Bank of America commercial account.

            Section 7.2 VERIFICATION AND NOTIFICATION.

            The Lender shall have the right (a) after notifying Borrower at any time and from time to time, in the name of the Lender or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, and (b) after an Event of Default, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Lender and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Lender and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

            Section 7.3 DISPUTES, RETURNS AND ADJUSTMENTS.

            (a) In the event amounts due and owing under any Receivable in excess of $50,000 are in dispute between the Account Debtor and the Borrower, the Borrower shall provide the Lender with prompt written notice thereof.

            (b) The Borrower shall notify the Lender promptly of all material returns and credits in excess of $50,000 in respect of any Receivable, which notice shall specify the Receivables affected.

            (c) The Borrower may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon (an "ADJUSTMENT"); PROVIDED that (i) no Adjustment results in the reduction of more than $75,000 in the amount payable with respect to any Receivable or of more than $200,000 with respect to all Receivables in any fiscal year of the Borrower, and (ii) the Lender is promptly notified of the amount of any Adjustment in excess of $10,000 for any Receivable, and the Receivable(s) affected thereby.

            Section 7.4 INVOICES.

            Upon the request of the Lender, the Borrower shall deliver to the Lender, at the Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Lender shall specify.

            Section 7.5 DELIVERY OF INSTRUMENTS.

            In the event any Receivable in an amount in excess of $10,000 is, or Receivables in excess of $50,000 in the aggregate are, at any time evidenced by a promissory note or notes, trade acceptance or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instruments to the Lender, appropriately endorsed to the Lender.

            Section 7.6 SALES OF INVENTORY.

            All sales of Inventory will be made in compliance with all requirements of applicable law.

            Section 7.7 RETURNED GOODS.

            The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to the Borrower by customers or is otherwise recovered.

            Section 7.8 OWNERSHIP AND DEFENSE OF TITLE.

            (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers and except as otherwise expressly contemplated herein. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral. Notwithstanding the above, Borrower may sell, transfer, convey or otherwise dispose of worn out or obsolete equipment up to an aggregate market value of $10,000 during the term of this Agreement, upon notice to Lender; provided that, any proceeds from such sale, transfer, conveyance or disposition will be applied to the Secured Obligations in the order determined by Lender in its sole but reasonable discretion. Any other such dispositions shall be made only with the prior written consent of the Lender, which consent shall not be unreasonably withheld, provided that, Lender may, in its sole discretion, require the proceeds of such disposition to be applied to the Secured Obligations in the order determined by Lender or to the purchase of replacement Equipment in which the Lender will have the first perfected security interest.

            (b) The Borrower shall defend its title in and to the Collateral and shall defend the Security Interest in the Collateral against the claims and demands of all Persons.

            (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, the Borrower shall (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

            Section 7.9 INSURANCE.

            (a) The Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Lender shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Lender. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Lender. The Borrower will not use or permit the Inventory or Equipment to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage.

            (b) All insurance policies required under SECTION 7.9(a) shall name the Lender as an additional named insured and shall contain "New York standard" loss payable clauses in the form submitted to the Borrower by the Lender, or otherwise in form and substance satisfactory to the Lender, naming the Lender as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Lender, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be canceled, amended or terminated unless at least 30 days' prior written notice is given to the Lender.

            (c) Any proceeds of insurance referred to in this SECTION 7.9 which are paid to the Lender which, in the aggregate with respect to any particular incident, event or claim are:

                  (1) less than $250,000, shall be paid over to Borrower and shall be, at the option of the Borrower in its sole discretion either (i) applied to rebuild, restore or replace the damaged or destroyed property, or
(ii) applied to the payment or prepayment of the Secured Obligations, or a combination thereof;

                  (2) between $250,000 and $1,000,000, shall be, subject to the agreement of Borrower and Lender, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, or a combination thereof; provided , however, that if Borrower and Lender cannot agree as to the application of such insurance proceeds, the parties will submit the matter to binding arbitration in accordance with the procedures and rules governing binding arbitration as provided by the American Arbitration Association; provided further, that the scope of such arbitration shall be limited to the determination of the application of proceeds to either (i) restore or replace the damaged or destroyed property, or (ii) pay or prepay the Secured Obligations, or a combination thereof;

                  (3) $1,000,000 or more, shall be, at the option of the Lender in its sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, or a combination thereof.

            (d) The Borrower shall at all times maintain, in addition to the insurance required by SECTION 7.9(a) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

            Section 7.10      LOCATION OF OFFICES AND COLLATERAL.

            (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Lender 30 days' prior written notice thereof.

            (b) All Inventory, other than Inventory in transit to any such location, and all Equipment, other than motor vehicles, will at all times be kept by the Borrower at one of the locations set forth in SCHEDULES 5.1(u) and 5.1(v), respectively, and shall not, without the prior written consent of the Lender, be removed therefrom except, so long as no Event of Default shall have occurred and be continuing, for sales of Inventory permitted under SECTION 7.6 and dispositions of Equipment permitted under SECTION 7.8(a).

            (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lender, subject to the instructions of the Lender.

            Section 7.11      RECORDS RELATING TO COLLATERAL.

            (a) The Borrower will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost therefor and a current price list for such Inventory, and (ii) keep complete and accurate records of all other Collateral.

            (b) The Borrower will take a physical listing of all Inventory, wherever located, at least annually.

            Section 7.12      INSPECTION.

            The Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to (a) visit the properties of the Borrower, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss the Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lender hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants and other professionals providing services to the Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrower will deliver to the Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of the Borrower.

            Section 7.13      MAINTENANCE OF EQUIPMENT.

            The Borrower shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

            Section 7.14      INFORMATION AND REPORTS.

            (a) SCHEDULE OF RECEIVABLES. The Borrower shall deliver to the Lender (i) on or before the Effective Date, a Schedule of Receivables as of a date not more than three Business Days prior to the Effective Date setting forth a detailed aged trial balance of all of its then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed, and (ii) no later than twenty (20) days after the end of each accounting month of the Borrower, a Schedule of Receivables as of the last Business Day of the Borrower's immediately preceding accounting month setting forth (A) a detailed aged trial balance of all the Borrower's then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed and (B) a reconciliation to the Schedule of Receivables delivered in respect of the next preceding accounting month.

            (b) SCHEDULE OF INVENTORY. The Borrower shall deliver to the Lender on or before the Effective Date, a Schedule of Inventory as of the last Business Day of the immediately preceding accounting month of the Borrower, itemizing and describing the kind, type, quantity and location of Inventory and the cost thereof, and shall deliver to the Lender no later than twenty (20) days after the end of each accounting month of the Borrower thereafter, a summary of Borrower's Schedule of Inventory in form agreed upon by the Borrower and the Lender; provided, however, that Lender may require a full Schedule of Inventory with additional detail for any such monthly report in its sole but reasonable discretion (including without limitation upon the Lender's request, an itemization of the kind, type, quantity and location of Inventory and cost thereof).

            (c) SCHEDULE OF EQUIPMENT. The Borrower shall deliver to the Lender on or before the Effective Date and thereafter on such subsequent dates as may be requested by the Lender, a Schedule of Equipment, describing each item of such Equipment and the location, cost and then current book value thereof.

            (d) BORROWING BASE CERTIFICATE. The Borrower shall deliver to the Lender not later than twenty (20) Business Days after the last day of each accounting month of the Borrower a Borrowing Base Certificate prepared as of the close of business on the last Business Day of such accounting month.

            (e) NOTICE OF DIMINUTION OF VALUE. The Borrower shall give prompt notice to the Lender of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $50,000 in the value of any of its Collateral, except for any diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in the financial statements previously delivered to the Lender pursuant to ARTICLE 9.

            (f) CERTIFICATION. Each of the schedules delivered to the Lender pursuant to this SECTION 7.14 shall be certified by the Chief Financial Officer of the Borrower to be true, correct and complete as of the date indicated thereon.

            (g) OTHER INFORMATION. The Lender may, in its reasonable discretion, from time to time require the Borrower to deliver the schedules described in
SECTION 7.14(a), (b), (c) and (d) more or less often and on different schedules than specified in such Section, and the Borrower will comply with such requests. The Borrower shall also furnish to the Lender such other information with respect to the Collateral as the Lender may from time to time reasonably request.

            Section 7.15      POWER OF ATTORNEY.

            The Borrower hereby appoints the Lender as its attorney, with power
(a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender's possession, and (b) to sign the name of the Borrower on any invoice or bill of lading relating to any Receivables, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest or verifications of account and on notices to or from customers.

                        ARTICLE 8 - AFFIRMATIVE COVENANTS

            Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided for in SECTION 12.11, the Borrower will:

            Section 8.1 PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR
                        MATTERS.

            Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be qualified or authorized would not have a Materially Adverse Effect.

            Section 8.2 COMPLIANCE WITH APPLICABLE LAW.

            Comply with all applicable laws relating to the Borrower except to the extent a failure to so comply would have a Materially Adverse Effect.

            Section 8.3 CONDUCT OF BUSINESS.

            Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

            Section 8.4 PAYMENT OF TAXES AND CLAIMS.

            Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower or such Subsidiary, except that this SECTION 8.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

            Section 8.5 ACCOUNTING METHODS AND FINANCIAL RECORDS.

            Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

            Section 8.6 USE OF PROCEEDS.

            (a) Use the proceeds of (i) the Initial Loans to pay the amounts and for the purposes indicated in SCHEDULE 8.6 to the Persons indicated therein, and
(ii) all subsequent Revolving Credit Loans only for working capital and general business purposes, and

            (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation G or U or Regulation T or X of such Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

            Section 8.7 HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL
                        REQUIREMENTS.

            (a) In addition to, and not in derogation of, the requirements of
SECTION 8.2 and of the Security Documents, comply with all laws, governmental standards and regulations applicable to the Borrower or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Lender of its receipt of any notice of a violation of any such law, rule, standard or regulation from or through any

Governmental Authority and indemnify and hold the Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Lender on account of the Borrower's failure to perform its obligations under this SECTION 8.7.

            (b) Whenever the Borrower gives notice to the Lender pursuant to this SECTION 8.7 with respect to a matter that reasonably could be expected to result in liability to the Borrower in excess of $50,000 in the aggregate, the Borrower shall, at the Lender's written request and the Borrower's expense, (i) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site as are necessary in the professional judgment of the environmental engineer to determine the nature and extent of the environmental impact to the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan to bring the Borrower into compliance with such Environmental Laws and an estimate of the costs thereof, and (ii) provide to the Lender a supplemental report of such engineer or other engineer acceptable to the Lender whenever the scope of the noncompliance or the response thereto or the estimated costs thereof shall materially change.

            Section 8.8 ACCURACY OF INFORMATION.

            All written information, reports, statements and other papers and data furnished to the Lender, whether pursuant to ARTICLE 9 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter; provided, however, that with respect to the accuracy of pro formas, projections or forecasts required hereunder, Borrower covenants only that information used as a basis for such pro formas, projections or forecasts shall be knowingly or reasonably believed by the Borrower to be true and correct when used, and that such pro formas, projections and forecasts represent the good faith belief of the Borrower when made.

            Section 8.9 REVISIONS OR UPDATES TO SCHEDULES.

            Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrower shall provide promptly to the Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Lender, in its sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

                             ARTICLE 9 - INFORMATION

            Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 12.11, the Borrower will furnish to the Lender at the Lender's Office:

            Section 9.1 FINANCIAL STATEMENTS.

            (a) AUDITED YEAR-END STATEMENTS. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, shareholders' equity and cash flow for such fiscal year, all on a consolidating basis, in each case setting forth in comparative form the figures for the previous year of the Borrower and reported on, without qualification, by Ernst & Young LLP or other independent certified public accountants selected by the Borrower and acceptable to the Lender.

            (b) MONTHLY FINANCIAL STATEMENTS. As soon as available, but in any event within thirty (30) days after the end of each accounting month of the Borrower, copies of the unaudited balance sheet of the Borrower as at the end of such month and the related unaudited income statement for the Borrower for such month and for the portion of the fiscal year of the Borrower through such month all on a consolidating basis, certified by the chief financial officer of the Borrower to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrower as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

            (c) PROJECTED FINANCIAL STATEMENTS. In any case within thirty (30) days after the end of the Borrower's fiscal year, and otherwise within thirty
(30) days after the written request of the Lender, forecasted financial statements, prepared by the Borrower, consisting of balance sheets, cash flow statements and income statements of the Borrower, reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period until the next fiscal year end.

            All such financial statements in CLAUSES (a) AND (b) above shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and shall be prepared on a consolidating basis. Projected financial statements described CLAUSE (c) above and other projections, pro formas and forecasts which have been or are to be delivered to the Lender hereunder, shall reflect the good faith projections of the Borrower based on reasonable assumptions of the Borrower.

            Section 9.2 ACCOUNTANTS' CERTIFICATE.

            Together with each delivery of financial statements required by
SECTION 9.1(A), a certificate of the accountants who performed the audit in connection with such statements (a) stating that they have reviewed this Agreement and that, in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof, and (b) setting forth the calculations necessary to establish whether or not the Borrower was in compliance with the covenants contained in SECTIONS 10.1, 10.2, and 10.5 as of the date of such statements.

            The Borrower authorizes the Lender, after notice to Borrower, to discuss the financial condition of the Borrower with the Borrower's independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or the Borrower's independent certified public accountants. The Borrower shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this SECTION 9.2. Notice by Lender to Borrower under this
SECTION 9.2 may be given by telephone.

            Section 9.3 OFFICER'S CERTIFICATE.

            Together with each delivery of financial statements required by
SECTION 9.1(a) and (b), a certificate of the Borrower's President or chief financial officer, in a form satisfactory to Lender in its sole discretion, (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default, (b) setting forth the calculations necessary to establish whether or not the Borrower was in compliance with the covenants contained in SECTIONS 10.1, 10.2, and 10.5 as of the date of such statements, and (c) containing other information reasonably required by Lender to support Borrower's Borrowing Base calculations including, but not limited to Accounts Receivable aging and Inventory listings.

            Section 9.4 COPIES OF OTHER REPORTS.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports.

            (b) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower as the Lender may reasonably request. The rights of the Lender under this
SECTION 9.4(b) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

            (c) If requested by the Lender, statements in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System.

            Section 9.5 NOTICE OF LITIGATION AND OTHER MATTERS.

            Prompt notice of:

            (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any Affiliate of the Borrower or any of their respective property, assets or businesses which would, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

            (b) any amendment of the articles of incorporation or by-laws of the Borrower,

            (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Affiliate of the Borrower which has had or would have any Materially Adverse Effect and any change in the executive officers of the Borrower, and

            (d) any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) to which the Borrower is a party or by which the Borrower or any of its property may be bound if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect.

            Section 9.6 ERISA.

            As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

            (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

            (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or

            (c) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or the chief financial officer of the Borrower setting forth the details of such of the events described in CLAUSES (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in CLAUSES (a) through (c) as applicable.

                         ARTICLE 10 - NEGATIVE COVENANTS

            Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in SECTION 12.11, the Borrower will not directly or indirectly:

            Section 10.1      FINANCIAL RATIOS.

            (a) MINIMUM TANGIBLE NET WORTH. Permit the Tangible Net Worth of the Borrower at any time to be less than $7,250,000, measured on a quarterly basis beginning April 30, 2000..

            (b) MINIMUM CURRENT RATIO. Permit the Current Ratio at any time to be less than 1.5 to 1.0, measured on a quarterly basis beginning April 30, 2000.

            (c) MAXIMUM FUNDED DEBT RATIO. Permit the Funded Debt Ratio, measured on a quarterly basis beginning April 30, 2000, to exceed (i) 4.15:1 from April 30, 2000 through January 30, 2001; and (ii) 3:1 from and after January 31, 2001. In calculating the Funded Debt Ratio, EBITDA will be rolled up as follows:

                  (1) For the April 30, 2000 measurement of the maximum Funded Debt Ratio, EBITDA will be the sum of (x) $1,080,000 (which represents the deemed EBITDA of DCI alone for three (3) fiscal quarters) PLUS (y) EBITDA for ASI alone for the three (3) fiscal quarters immediately preceding the fiscal quarter beginning February 1, 2000 PLUS (z) the calculated EBITDA for DCI's and ASI's combined operations for the fiscal quarter beginning February 1, 2000.

                  (2) For the July 31, 2000 measurement of the maximum Funded Debt Ratio, EBITDA will be the sum of (x) $720,000 (which represents the deemed EBITDA of DCI alone for two (2) fiscal quarters) PLUS (y) EBITDA for ASI alone for the two (2) fiscal quarters immediately preceding the fiscal quarter beginning February 1, 2000 PLUS (z) the calculated EBITDA for DCI's and ASI's combined operations for the two (2) fiscal quarters beginning February 1, 2000.

                  (3) For the October 31, 2000 measurement of the maximum Funded Debt Ratio, EBITDA will be the sum of (x) $360,000 (which represents the deemed EBITDA of DCI alone for one (1) fiscal quarter) PLUS (y) EBITDA for ASI alone for the fiscal quarter immediately preceding the fiscal quarter beginning February 1, 2000 PLUS (z) the calculated EBITDA for DCI's and ASI's combined operations for the three (3) fiscal quarters beginning February 1, 2000.

                  (4) From and after the January 31, 2001 measurement of the maximum Funded Debt Ratio, EBITDA will be the calculated EBITDA for DCI's and ASI's combined operations.

            (d) MAXIMUM LIABILITIES RATIO. Permit the Liabilities Ratio of the Borrower at any time to exceed 1.95 to 1, measured on a quarterly basis beginning April 30, 2000.

            (e) MINIMUM DEBT SERVICE COVERAGE RATIO. Permit the Debt Service Coverage Ratio of the Borrower at any time to be less than 1.25:1, measured on a quarterly basis beginning April 30, 2000.

            Section 10.2      INDEBTEDNESS.

            Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for Permitted Indebtedness for Money Borrowed.

            Section 10.3      GUARANTIES.

            Become or remain liable with respect to any Guaranty of any obligation of any other Person except in connection with the Bond Documents.

            Section 10.4      INVESTMENTS.

            Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments.

            Section 10.5      CAPITAL EXPENDITURES.

            Make or incur any Capital Expenditures, except that the Borrower may make or incur Capital Expenditures in any fiscal year in an amount not to exceed, in the aggregate, $300,000.

            Section 10.6      RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC.

            Declare or make any Restricted Distribution or Restricted Payment, except that so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make may make payments on the Subordinated Indebtedness to the extent permitted by the Subordination Agreements or the other subordination provisions applicable thereto.

            Section 10.7      MERGER, CONSOLIDATION AND SALE OF ASSETS.


            Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person.

            Section 10.8      TRANSACTIONS WITH AFFILIATES.

            Effect any transaction with any Affiliate on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

            Section 10.9      LIENS.

            Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of the Borrower, real, personal or mixed, tangible or intangible, except for Permitted Liens and Liens described on SCHEDULE 5.1(H).

            Section 10.10     OPERATING LEASES.

            Enter into any lease other than a Capitalized Lease which would cause the annual payment obligations of the Borrower under all leases (other than leases of real property in effect on the Effective Date (and renewals and substitutions therefor) and Capitalized Leases) to exceed $25,000 in the aggregate excepting that certain Aircraft Lease Agreement dated July 11, 1997 by and between ASI and Scope Leasing, wherein ASI makes lease payments of approximately $42,000 per year.

            Section 10.11     BENEFIT PLANS.

            Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrower to exceed $0.

            Section 10.12     SALES AND LEASEBACKS.

            Enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower to such Person.

            Section 10.13     AMENDMENTS OF OTHER AGREEMENTS.

            Amend in any way the interest rate or principal amount or schedule of payments of principal and interest with respect to any Indebtedness (other than the Secured Obligations) other than to reduce the interest rate or extend the schedule of payments with respect thereto.

            Section 10.14     BOND PROCEED EXPENDITURES.

            Expend any proceeds of the Bonds without the prior written approval of Lender in its sole, but reasonable discretion.

                              ARTICLE 11 - DEFAULT

            Section 11.1      EVENTS OF DEFAULT.

            Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

            (a) DEFAULT IN PAYMENT OF LOANS. The Borrower shall default in any payment of principal of, or interest on, any Loan or Note as due within five (5) calendar days of the date when due (whether at maturity, by reason of acceleration or otherwise).

            (b) OTHER PAYMENT DEFAULT. The Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for five days after written notice thereof has been given to the Borrower by the Lender.

            (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

            (d) DEFAULT IN PERFORMANCE. The Borrower shall default (i) in the performance or observance of any term, covenant, condition or agreement contained in ARTICLES 6, 7, 8, 9 or

10; or (ii) in the performance or observance of any term, covenant, condition or agreement contained in any other provision of this Agreement (other than as specifically provided for otherwise in this SECTION 11.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrower by the Lender.

            (e) INDEBTEDNESS CROSS-DEFAULT. (i) The Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness (other than the Loans or Notes) where the principal amount of such Indebtedness is in excess of $25,000, or (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or (iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity. Notwithstanding
SECTION 11.1(e)(i) above, Borrower's failure to pay regular trade payables incurred in the ordinary course of business in an amount up to $50,000 shall not constitute an Event of Default unless and until such trade payables remain unpaid or otherwise unsatisfied for ninety (90) days of the date due, provided that Borrower notifies Lender of any such trade payables not later than thirty
(30) days after the due date and thereafter updates the status of such trade payables periodically to the reasonable satisfaction of Lender.

            (f) OTHER CROSS-DEFAULTS. The Borrower shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), if the exercise of remedies thereunder by the other party to such agreement could have a Materially Adverse Effect.

            (g) VOLUNTARY BANKRUPTCY PROCEEDING. Any Obligor shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due,
(vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

            (h) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against any Obligor in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Obligor or of all or any substantial part of the assets, domestic or foreign, of any Obligor, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any Obligor (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

            (i) LOAN DOCUMENTS. Any event of default or Event of Default under any other Loan Document shall occur or any Obligor shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any Obligor under, any such Loan Document; or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or any Obligor or other party thereto (other than the Lender) shall so state in writing; or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

            (j) JUDGMENT. A judgment or order for the payment of money which exceeds $50,000 in amount shall be entered against any Obligor by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

            (k) ATTACHMENT. A warrant or writ of attachment or execution or similar process which exceeds $50,000 in value shall be issued against any property of any Obligor and such warrant or process shall continue undischarged or unstayed for 30 days.

            (l) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of the Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

            (m) QUALIFIED AUDITS. The independent certified public accountants retained by the Borrower shall refuse to deliver an opinion in accordance with
Section 9.1(a) with respect to the annual financial statements of the Borrower.

            (n) CHANGE OF CONTROL. ASI shall cease to own, beneficially and of record, 100% of the outstanding capital stock of DCI or such ownership shall cease to vest in ASI, voting control of DCI.

            (o) MATERIAL ADVERSE CHANGE. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the sole but reasonable judgment of the Lender would have, either individually or in the aggregate, a Materially Adverse Effect.

            Section 11.2      REMEDIES.

            (a) AUTOMATIC ACCELERATION AND TERMINATION OF FACILITIES. Upon the occurrence of an Event of Default specified in SECTION 11.1(g) or (h), (i) the principal of and the interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the commitment of the Lender to make advances thereunder or under this Agreement shall immediately terminate.

            (b) OTHER REMEDIES. If any Event of Default (other than as specified in SECTION 11.1(g) or (h)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

                  (i) declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                  (ii) terminate the Revolving Credit Facility and any commitment of the Lender to make advances hereunder;

            (c) FURTHER REMEDIES. If any Event of Default shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

                  (i) notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Lender or any agent or designee of the Lender, at such address as may be specified by the Lender, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Lender, without commingling the same with other funds or property of, or held by, the Borrower and shall deliver the same to the Lender or any such agent or designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

                  (ii) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Lender considers advisable and in all such cases only the net amounts received by the Lender in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral, and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                  (iii) enter upon any premises on which Inventory or Equipment may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Lender shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

                  (iv) require the Borrower to and the Borrower shall, without charge to the Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Lender or any agent or representative of the Lender at such place or places as the Lender may designate;

                  (v) at the expense of the Borrower, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Lender shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

                  (vi) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Lender is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of the Borrower under all licenses and franchise agreements shall inure to the Lender's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                  (vii) exercise any and all of its rights under any and all of the Security Documents;

                  (viii) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Lender may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                  (ix) establish or cause to be established one or more lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Lender at the Lender's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such lockboxes, together with collection reports in form and substance satisfactory to the Lender; and

                  (x) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice (or such longer period as required by law) to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            Section 11.3      Application of Proceeds.

            All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

            (a) FIRST: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees,

            (b) SECOND: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) in any order which the Lender may elect, and

            (c) THIRD: the balance (if any) of such proceeds shall be paid to the Borrower or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

THE BORROWER SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

            Section 11.4      Power of Attorney.

            In addition to the authorizations granted to the Lender under
SECTION 7.15 or under any other provision of this Agreement or any of the Loan Documents, upon and after an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender from time to time) as the Borrower's true and lawful attorney and agent in fact, and the Lender or any agent of the Lender may, without notice to the Borrower, and at such time or times as the Lender or any such agent in its sole discretion may determine, in the name of the Borrower or the Lender,

            (a) demand payment of the Receivables, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Receivables or any legal proceedings brought to collect the Receivables, discharge and release the Receivables or any of them and exercise all of the Borrower's rights and remedies with respect to the collection of Receivables,

            (b) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

            (c) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

            (d) use the stationery of the Borrower, open the Borrower's mail, notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

            (e) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower or any Subsidiary of the Borrower has access.

            Section 11.5      MISCELLANEOUS PROVISIONS CONCERNING REMEDIES.

            (a) RIGHTS CUMULATIVE. The rights and remedies of the Lender under this Agreement, the Note and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

            (b) WAIVER OF MARSHALING. The Borrower hereby waives any right to require any marshaling of assets and any similar right.

            (c) LIMITATION OF LIABILITY. Nothing contained in this ARTICLE 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Lender nor any of its agents or designees shall have any liability to the Borrower for actions taken pursuant to this Article 11, any other provision of this Agreement or any of the Loan Documents, so long as the Lender or such agent or designee shall act reasonably and in good faith.

            (d) APPOINTMENT OF RECEIVER. In any action under this ARTICLE 11, the Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

            Section 11.6      TRADEMARK LICENSE.

            The Borrower hereby grants to the Lender the nonexclusive right and license to use any trademarks, tradenames and servicemarks then used by the Borrower, for the purposes set forth in SECTION 11.2(c)(vi) and for the purpose of enabling the Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Lender's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrower or any other Person by the Lender. The Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 11.6.

            Section 11.7 FORBEARANCE/MODIFICATION FEES. If Borrower requests, and Lender agrees, in Lender's sole and absolute discretion, to enter into a forbearance or modification agreement in connection with any Default, Event of Default or potential default, in addition to legal and other fees, costs and expenses incurred in connection with Lender's protection of its Collateral, due diligence and documentation, Borrower will pay a forbearance or modification fee determined by Lender, but in no event less than $10,000.

                           ARTICLE 12 - MISCELLANEOUS

            Section 12.1      NOTICES.

            (a) METHOD OF COMMUNICATION. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal, provided that any facsimile notice from Borrower to Lender will be concurrently made with another form of acceptable notice hereunder.

            (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

      If to either Borrower:        Airport Systems International, Inc.
                                    11300 W. 89th Street
                                    Overland Park, KS  66214
                                    Attn:  Keith S. Cowan, CEO
                                    Facsimile No. (913) 492-0870

            with copy to:           Blackwell Sanders Peper Martin LLP
                                    2300 Main Street, Suite 1000
                                    P.O. Box 419777
                                    Kansas City, Missouri 641141-6777
                                    Attn:  Merry Evans, Esq.
                                    Facsimile No.  (816) 983-8080

      If to the Lender:             Bank of America, N.A.
                                    1200 One Kansas City Place
                                    1200 Main Street
                                    Kansas City, Missouri
                                    Attention:  Charles Wooten
                                    Facsimile No. 816-979-7174

            with copy to:           Bryan Cave LLP
                                    3500 One Kansas City Place
                                    1200 Main Street
                                    Kansas City, Missouri 64105
                                    Attn:  Christopher J. Fisher
                                    Facsimile No. (816) 374-3300

            (c) LENDER'S OFFICE. The Lender hereby designates its office located at 1200 One Kansas City Place, 1200 Main Street, Kansas City, Missouri 64105, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

            Section 12.2      EXPENSES.

            The Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents, (ii) the costs and expenses of appraisals of the Collateral, (iii) the costs and expenses of lien searches, and (iv) taxes, fees and other charges of filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interest; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Lender relating to this Agreement or any of the Loan Documents; (c) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of the Borrower under the Loan

Documents that the Borrower fails to pay or take; (d) if an Event of Default exists, costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Lender for travel, lodging, and meals for inspections of the Collateral and the Borrower's operations and books and records by the Lender's agents; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account, Agency Account and Lockbox; (f) costs and expenses of preserving and protecting the Collateral; (g) after the occurrence of a Default, consulting with and obtaining opinions and appraisals from one or more Persons, including personal property appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and (h) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Lender.

            The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. The Borrower hereby authorizes the Lender to debit the Borrower's loan accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrower when due.

            Section 12.3      STAMP AND OTHER TAXES.

            The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

            Section 12.4      SETOFF.

            In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, the Lender and any participant with the Lender in the Loans are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 11.2 and although such Secured Obligations shall be contingent or unmatured.

            Section 12.5      LITIGATION.

            EACH OF THE LENDER AND THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER OR THE LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE. THE BORROWER AND THE LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE WESTERN DISTRICT OF MISSOURI OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH THE BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 12.1(B), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION. NOTWITHSTANDING ING TO THE CONTRARY CONTAINED HEREIN, EXCEPTING THE LIMITED PROVISIONS OF SECTION 7.9(C) HEREOF, NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS LENDER'S CONSENT TO SUBMIT ANY DISPUTES, DISAGREEMENTS OR OTHER ISSUES OF ANY KIND WHATSOEVER UNDER THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS TO ARBITRATION, MEDIATION OR ANY OTHER FORM OF ALTERNATIVE DISPUTE RESOLUTION.

            Section 12.6      WAIVER OF RIGHTS.

            THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH THE BORROWER HAS UNDER APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE LENDER, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON DEFAULT OR EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND

WITHOUT LIMITING ANY OTHER RIGHT WHICH THE LENDER MAY HAVE, THE BORROWER CONSENTS THAT, IF THE LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION UNDER APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE MAY BE REQUIRED BY APPLICABLE LAW. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

            Section 12.7      REVERSAL OF PAYMENTS.

            To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations, and, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

            Section 12.8      INJUNCTIVE RELIEF.

            The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender; therefore, the Borrower agrees that the Lender, at the Lender's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            Section 12.9      ACCOUNTING MATTERS.

            All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to the contrary, be performed in accordance with GAAP.

            Section 12.10     ASSIGNMENT; PARTICIPATION.

            All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement. The Lender may assign to one or more Persons, or sell participations to one or more Persons in, all or a portion of its rights and obligations hereunder and under the Note and, in connection with any such assignment or sale of a participation, may assign its rights and obligations under the Security Documents. The Lender may, in connection with any assignment or proposed assignment or sale or proposed sale of a participation, disclose to the assignee or proposed assignee or participant or proposed participant any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower, provided that such assignee, proposed assignee, participant or proposed participant agrees to keep such information confidential.

            Section 12.11     AMENDMENTS.

            Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by the Borrower. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

            Section 12.12     PERFORMANCE OF BORROWER'S DUTIES.

            The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense. If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Lender so to act.

            Section 12.13     INDEMNIFICATION.

            The Borrower agrees to reimburse the Lender for all reasonable costs and expenses, including counsel fees and disbursements, incurred and to indemnify and hold the Lender harmless from and against all losses suffered by the Lender, other than losses resulting from the Lender's gross negligence or willful misconduct, in connection with (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents,
(b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between the Borrower and the Lender in which the Borrower prevails in a final unappealed or unappealable judgment, and (c) the collection or enforcement of the Secured Obligations or any of them.

            Section 12.14     ALL POWERS COUPLED WITH INTEREST.

            All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

            Section 12.15     SURVIVAL.

            Notwithstanding any termination of this Agreement, (a) until all Secured Obligations have been paid in full and the Revolving Credit Facility terminated, the Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and
(b) the indemnities to which the Lender is entitled under the provisions of this
Article 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

            Section 12.16     SEVERABILITY OF PROVISIONS.

            Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 12.17     GOVERNING LAW.

            This Agreement, the Note and all other Loan Documents shall be construed in accordance with and governed by the law of the State of Missouri except as expressly provided therein.

            Section 12.18     COUNTERPARTS.

            This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

            Section 12.19     REPRODUCTION OF DOCUMENTS.

            This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and the Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

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

            Section 12.20      FUNDS TRANSFER SERVICES.

            (a) The Borrower acknowledges that the Lender has made available to it a description of security procedures regarding funds transfers executed by the Lender or an affiliate bank at the request of such Borrower (the "Security Procedures"). The Borrower and the Lender agree that the Security Procedures are commercially reasonable. The Borrower further acknowledges that the full scope of the Security Procedures which the Lender or such affiliate bank offers and strongly recommends for funds transfers is available only if the Borrower communicates directly with the Lender or such affiliate bank as applicable in accordance with said procedures. If the Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, the Lender or such affiliate bank, as applicable, shall not be required to execute such instructions, but if the Lender or such affiliate bank, as applicable, does so, the Borrower will be deemed to have refused the Security Procedures that the Lender or such affiliate bank, as applicable, offers and strongly recommends, and the Borrower will be bound by any funds transfer, whether or not authorized, which is issued in the Borrower's name and accepted by the Lender or such affiliate bank, as applicable, in good faith. The Lender or such affiliate bank, as applicable, may modify the Security Procedures at such time or times and in such manner as the Lender or such affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Lender's or such affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Security Procedures, the Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. The Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto.

            (b) The Lender or such affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Lender or such affiliate bank, as applicable, may use any means and routes that the Lender or such affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearing house will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or such affiliate bank, as applicable, is a member of the system, clearing house or arrangement and the Borrower acknowledges that the Lender's or such affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

            Section 12.21     CONSENT TO ADVERTISING AND PUBLICITY.

            The Borrower agrees that the Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and the amount and a general description of the credit facilities provided hereunder.

            Section 12.22  FINAL AGREEMENT.

            This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof.

            Section 12.23  MO. REV. STAT. SECTION 432.045 NOTICE.

            The following notice is given to comply with Mo. Rev. Stat.
Section 432.045:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE BORROWER AND THE LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE BORROWER AND THE LENDER COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES HERETO, EXCEPT AS THE PARTIES HERETO MAY LATER AGREE IN WRITING TO MODIFY IT.

            Section 12.24  K.S.A. 16-117 AND 16-118 NOTICE.

            The following notice is given to comply with K.S.A. 16-117 and 16-118:

            THIS IS THE FINAL EXPRESSION OF THE LOAN AND SECURITY AGREEMENT BETWEEN BORROWER AND LENDER. THIS LOAN AND SECURITY AGREEMENT CANNOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER. THE FOLLOWING SPACE (WHICH THE PARTIES HERETO AGREE IS SUFFICIENT SPACE) IS PROVIDED FOR THE PLACEMENT OF NONSTANDARD TERMS, IF ANY (IF THERE ARE NO NONSTANDARD TERMS TO BE ADDED, STATE "NONE"):

            __________________________NONE__________________________________
            ________________________________________________________________
            ________________________________________________________________

      BY SIGNING BELOW, BORROWER AND LENDER HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THEMSELVES WITH RESPECT TO THE SUBJECT MATTER OF THIS WRITTEN CREDIT AGREEMENT.

            Section 12.25.  YEAR 2000.

            The Company has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly dated-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect.





                   [Remainder of Page Intentionally Blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Kansas City, Missouri by their duly authorized officers in several counterparts all as of the day and year first written above.


                                          BORROWER:

                                          AIRPORT SYSTEMS INTERNATIONAL,
                                          INC., A KANSAS CORPORATION


Attest:                                   By:_____________________________
                                          Name:___________________________
By:                                       Title:__________________________
    --------------------------
    Name:
    Title:


                                          DCI, INC., A KANSAS CORPORATION


Attest:                                   By:_____________________________
                                          Name:___________________________
By:                                       Title:__________________________
    --------------------------
    Name:
    Title:



                                          LENDER:

                                          BANK OF AMERICA, N.A.


                                          By:_____________________________
                                          Name:___________________________
                                          Title:__________________________

                                  EXHIBIT "A-1"

                             REVOLVING CREDIT NOTE B

$3,000,000                                      Date:  February 7, 2000


            FOR VALUE RECEIVED, on February 7, 2000 the undersigned promises to pay to the order of BANK OF AMERICA, N.A., (hereinafter, together with any holder hereof, called "HOLDER") at Kansas City, Missouri (or at such other place as the Holder may designate in writing to the undersigned) the principal amount of Three Million and No/100 Dollars ($3,000,000.00) or so much thereof as has been advanced hereunder.

            The undersigned shall pay interest as provided in that certain Loan and Security Agreement between the undersigned and Holder dated February 7, 2000 (the "LOAN AGREEMENT"). Unless otherwise defined herein, defined terms shall have the same meaning as in the Loan Agreement.

            It is contemplated that the principal sum evidenced by this Note may be reduced from time to time and that additional advances may be made from time to time, as provided in the Loan Agreement; provided, however, that the outstanding principal amount evidenced by this Note shall not exceed the maximum amount provided in the Loan Agreement.

            This Note is subject to the terms and conditions of, and entitled to the benefit of the Collateral described in, the Loan Agreement. Capitalized terms not defined herein shall have the meanings given in the Loan Agreement.

            No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement, the Security Documents or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, the Security Documents, or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

            Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

            The undersigned and all endorsers waive presentment, notice of dishonor and protest.

            Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.

            The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Missouri.

            THIS REVOLVING CREDIT NOTE "B" EVIDENCES, IN PART, THE SAME INDEBTEDNESS AS EVIDENCED BY DOCUMENTATION RELATING TO THE "EXISTING LOANS" (AS SUCH TERM IS DEFINED IN THE LOAN AGREEMENT). THIS REVOVING CREDIT NOTE "B" IS SECURED BY ALL OF THE SAME COLLATERAL AS THE EXISTING LOANS PURSUANT TO THE TERMS OF THE LOAN AGREEMENT AND RELATED LOAN DOCUMENTS. ALL FUTURE ADVANCES MADE TO THE MAKER WILL ALSO BE SECURED BY THE LOAN DOCUMENTS. THIS REVOLVING NOTE "B" IS, IN PART, A RESTATEMENT OF THE EXISTING LOANS AND THE DOCUMENTS RELATING THERETO, AND ITS EXECUTION AND DELIVERY DOES NOT EVIDENCE A CANCELLATION OF THE INDEBTEDNESS EVIDENCED BY THE PRIOR DOCUMENTS.

            IN WITNESS WHEREOF, the undersigned has caused this Note to be executed, sealed and delivered in Kansas City, Missouri, in its corporate name, by and through its respective duly authorized officers, as of the day and year first above written.

                                          BORROWER:

                                          AIRPORT SYSTEMS INTERNATIONAL,
                                          INC., A KANSAS CORPORATION


Attest:                                   By:_____________________________
                                          Name:___________________________
By:                                       Title:__________________________
    --------------------------
    Name:
    Title:


                                          DCI, INC., A KANSAS CORPORATION


Attest:                                   By:_____________________________
                                          Name:___________________________
By:                                       Title:__________________________
    --------------------------
    Name:
    Title:

                                  EXHIBIT "A-2"

                                   TERM NOTE A

$328,000                                         Date: February 7, 2000


            FOR VALUE RECEIVED, the undersigned promises to pay to the order of BANK OF AMERICA, N.A. (together with any holder hereof, called "HOLDER") with offices located in Kansas City, Missouri, the principal sum of Three Hundred Twenty-Eight Thousand and No/100 Dollars ($328,000.00) at the offices of Holder at Kansas City, Missouri, or at any other place designated by Holder, in lawful money of the United States, together with interest, said principal sum being payable in equal monthly installments of $3,793.54 each, the first such installment being due on the 15th day of March, 2000, and succeeding installments being due on the same date of each successive month thereafter, and a final installment of all unpaid principal due on the earlier of (i) the 15th day of February, 2001, or (ii) concurrently upon the sale of the Olathe Property (as defined in the Loan Agreement, as defined below). Interest on the unpaid principal balance shall be due with each installment of principal at the rate provided in the Loan and Security Agreement between the undersigned and Bank of America, N.A. of even date (the "LOAN AGREEMENT"). Unless otherwise defined herein, defined terms shall have the same meaning as in the Loan Agreement.

            This Note is subject to the terms and conditions of, and entitled to the benefits of the Collateral described in, the Loan Agreement. Capitalized terms not defined herein shall have the meanings given in the Loan Agreement.

            No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement, the Security Documents or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, the Security Documents, or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

            Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

            The undersigned and all endorsers waive presentment, notice of dishonor and protest.

            Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.

            The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Missouri.

            THIS TERM NOTE "A" EVIDENCES, IN PART, THE SAME INDEBTEDNESS AS EVIDENCED BY DOCUMENTATION RELATING TO THE "EXISTING LOANS" (AS SUCH TERM IS DEFINED IN THE LOAN AGREEMENT). THIS TERM NOTE "A" IS SECURED BY ALL OF THE SAME COLLATERAL AS THE EXISTING LOANS PURSUANT TO THE TERMS OF THE LOAN AGREEMENT AND RELATED LOAN DOCUMENTS. ALL FUTURE ADVANCES MADE TO THE MAKER WILL ALSO BE SECURED BY THE LOAN DOCUMENTS. THIS TERM NOTE "A" IS, IN PART, A RESTATEMENT OF THE EXISTING LOANS AND THE DOCUMENTS RELATING THERETO, AND ITS EXECUTION AND DELIVERY DOES NOT EVIDENCE A CANCELLATION OF THE INDEBTEDNESS EVIDENCED BY THE PRIOR DOCUMENTS.

            IN WITNESS WHEREOF, the undersigned has caused this Note to be executed, sealed and delivered in Kansas City, Missouri, in its corporate name, by and through its respective duly authorized officers, as of the day and year first above written.

                                          BORROWER:

                                          AIRPORT SYSTEMS INTERNATIONAL,
                                          INC., A KANSAS CORPORATION


Attest:                                   By:_____________________________
                                          Name:___________________________
By:                                       Title:__________________________
    --------------------------
    Name:
    Title:


                                          DCI, INC., A KANSAS CORPORATION


Attest:
                                          By:_____________________________
By:                                       Name:___________________________
    --------------------------            Title:__________________________
    Name:
    Title:

                                  EXHIBIT "A-3"

                                   TERM NOTE B


$850,000                                          Date: February 7, 2000


            FOR VALUE RECEIVED, the undersigned promises to pay to the order of BANK OF AMERICA, N.A. (together with any holder hereof, called "HOLDER") with offices located in Kansas City, Missouri, the principal sum of Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00) at the offices of Holder at Kansas City, Missouri, or at any other place designated by Holder, in lawful money of the United States, together with interest, said principal sum being payable in equal monthly installments of $27,128.78 each, the first such installment being due on the 15th day of March, 2000, and succeeding installments being due on the same date of each successive month thereafter, and a final installment of all unpaid principal due on the 15th day of February, 2003, and said interest on the unpaid principal balance shall be due with each installment of principal at the rate provided in the Loan and Security Agreement between the undersigned and Bank of America, N.A. of even date (the "LOAN AGREEMENT"). Unless otherwise defined herein, defined terms shall have the same meaning as in the Loan Agreement.

            This Note is subject to the terms and conditions of, and entitled to the benefits of the Collateral described in, the Loan Agreement. Capitalized terms not defined herein shall have the meanings given in the Loan Agreement.

            No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement, the Security Documents or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, the Security Documents, or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

            Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

            The undersigned and all endorsers waive presentment, notice of dishonor and protest.

            Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.

            The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Missouri.

            THIS TERM NOTE "B" EVIDENCES, IN PART, THE SAME INDEBTEDNESS AS EVIDENCED BY DOCUMENTATION RELATING TO THE "EXISTING LOANS" (AS SUCH TERM IS DEFINED IN THE LOAN AGREEMENT). THIS TERM NOTE "B" IS SECURED BY ALL OF THE SAME COLLATERAL AS THE EXISTING LOANS PURSUANT TO THE TERMS OF THE LOAN AGREEMENT AND RELATED LOAN DOCUMENTS. ALL FUTURE ADVANCES MADE TO THE MAKER WILL ALSO BE SECURED BY THE LOAN DOCUMENTS. THIS TERM NOTE "B" IS, IN PART, A RESTATEMENT OF THE EXISTING LOANS AND THE DOCUMENTS RELATING THERETO, AND ITS EXECUTION AND DELIVERY DOES NOT EVIDENCE A CANCELLATION OF THE INDEBTEDNESS EVIDENCED BY THE PRIOR DOCUMENTS.

            IN WITNESS WHEREOF, the undersigned has caused this Note to be executed, sealed and delivered in Kansas City, Missouri, in its corporate name, by and through its respective duly authorized officers, as of the day and year first above written.

                                          BORROWER:

                                          AIRPORT SYSTEMS INTERNATIONAL,
                                          INC., A KANSAS CORPORATION


Attest:                                   By:_____________________________
                                          Name:___________________________
By:                                       Title:__________________________
    --------------------------
    Name:
    Title:


                                          DCI, INC., A KANSAS CORPORATION


Attest:                                   By:_____________________________
                                          Name:___________________________
By:                                       Title:__________________________
    --------------------------
    Name:
    Title:

                                    EXHIBIT C

                          COPIES OF SUBORDINATED NOTES

                                    EXHIBIT D

                          EXIMBANK FINANCING DOCUMENTS

                                    EXHIBIT E

                                [Existing Loans]

                           LOAN AND SECURITY AGREEMENT


                          Dated as of February 7, 2000


                                     Between


                       AIRPORT SYSTEMS INTERNATIONAL, INC.
                                       AND
                                    DCI, INC.

                                 (the Borrower)

                                       and

                              BANK OF AMERICA, N.A.

                                  (the Lender)

                                TABLE OF CONTENTS


                             EXHIBITS AND SCHEDULES


EXHIBIT A-1       FORM OF REVOLVING CREDIT NOTE B
EXHIBIT A-2       FORM OF TERM NOTE A
EXHIBIT A-3       FORM OF TERM NOTE B
EXHIBIT B         FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C         COPIES OF SUBORDINATED NOTES
EXHIBIT D         EXIMBANK FINANCING DOCUMENTS
EXHIBIT E         EXISTING LOANS

SCHEDULE 5.1(a) Jurisdictions in Which Borrower is Qualified as a Foreign Corporation
SCHEDULE 5.1(b)         Borrower's Capital Stock
SCHEDULE 5.1(e)         Borrower's Business
SCHEDULE 5.1(f)         Exceptions to Governmental Approvals
SCHEDULE 5.1(g) Non Lien Title Exceptions and Defects and Property Disposed of Out of Ordinary Course of Business
SCHEDULE 5.1(h)         Liens
SCHEDULE 5.1(i)         Indebtedness for Money Borrowed and Guaranties
SCHEDULE 5.1(j)         Litigation
SCHEDULE 5.1(k)         Tax Returns and Payments
SCHEDULE 5.1(o)         ERISA
SCHEDULE 5.1(t)         Location of Chief Executive Office
SCHEDULE 5.1(u)         Locations of Inventory
SCHEDULE 5.1(v)         Locations of Equipment
SCHEDULE 5.1(w)         Corporate and Fictitious Names
SCHEDULE 5.1(z)         Employee Relations
SCHEDULE 5.1(aa)        Intellectual Property
SCHEDULE 5.1(bb)        Real Property
SCHEDULE 5.1(cc)        Environmental Matters
SCHEDULE 8.6            Use of Proceeds